UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement

Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐         Preliminary Proxy Statement

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☒         Definitive Proxy Statement

☐         Definitive Additional Materials

☐         Soliciting Material Pursuant to §240.14a-12

FREIGHTCAR AMERICA, INC.

(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐         Fee paid previously with preliminary materials

☐         Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

FREIGHTCAR AMERICA, INC.

125 South Wacker Drive, Suite 1500

Chicago, Illinois 60606

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on May 14, 2025

April 3, 2025

Dear FreightCar America Stockholder:

We are notifying you that the Annual Meeting of Stockholders of FreightCar America, Inc. will be held at 10:00 a.m. (Central Time) on May 14, 2025 (the “Annual Meeting”). The Annual Meeting will be held in virtual format only, via live webcast on the Internet, with no physical, in-person meeting. You will be able to attend and participate in the Annual Meeting online by visiting www.meetnow.global/MFJGFLA where you will be able to listen to the meeting live, submit questions and vote. We recommend that you log in a few minutes before the meeting to ensure that you are logged in when the meeting starts. The Annual Meeting is being held for the purposes set forth below and such other business as may properly come before the meeting or any adjournment thereof.

1.       To elect two directors as Class II directors, each for a term of three years.

2.       To hold an advisory vote to approve the compensation of our Named Executive Officers as named in the enclosed proxy statement.

3.       To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2025.

On or about April 3, 2025, we will make available to our stockholders copies of the enclosed proxy statement and Annual Report on Form 10-K for the year ended December 31, 2024 (the “Annual Report”). Stockholders should review all proxy materials before voting. Only stockholders of record at the close of business on March 20, 2025 are entitled to vote at the Annual Meeting and any postponements or adjournments of the meeting. A complete list of these stockholders will be available at our principal executive offices prior to the Annual Meeting. Each of the matters listed above is described in further detail in the enclosed proxy statement.

Whether or not you plan to attend the Annual Meeting, please be sure to vote your shares in accordance with the instructions on the enclosed proxy card as promptly as possible. You can withdraw your proxy at any time before it is voted.

By order of the Board of Directors,

/s/ Celia R. Perez
CELIA R. PEREZ
VP, General Counsel & Corporate Secretary

Important Notice Regarding Availability of Proxy Materials for the Annual Meeting on May 14, 2025:

The Securities and Exchange Commission’s “Notice and Access” rule enables us to deliver a Notice of Internet Availability of Proxy Materials to stockholders in lieu of a paper copy of the proxy statement, related materials, and the Annual Report. It contains instructions on how to access our proxy statement and Annual Report and how to vote online.

FreightCar America, Inc.’s Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report are available at https://www.investorvote.com/RAIL.

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FREIGHTCAR AMERICA, INC.

125 South Wacker Drive, Suite 1500

Chicago, Illinois 60606

PROXY STATEMENT

ABOUT THE ANNUAL MEETING AND VOTING

The board of directors (the “Board”) of FreightCar America, Inc. (“FreightCar America,” the “Company,” “our,” “we” or “us”) is asking for your proxy for use at the annual meeting of our stockholders to be held in virtual format at 10:00 a.m. (Central Time) on May 14, 2025 at www.meetnow.global/MFJGFLA (the “Annual Meeting”). The Annual Meeting will be held in virtual format only, via live webcast on the Internet, with no physical, in-person meeting. Please allow ample time to check-in prior to the Annual Meeting start time. We are initially mailing a Notice of Internet Availability and making available this proxy statement (the “Proxy Statement”) together with a proxy card (the “Proxy Card”) to our stockholders on or about April 3, 2025.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters outlined in the accompanying notice of annual meeting, and such other business as may properly come before the meeting, including (i) the election of two directors who have been nominated for election as Class II directors, each for a three-year term, (ii) the approval, on an advisory basis, of the compensation of our Named Executive Officers (“NEOs”), and (iii) the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2025.

What are our voting recommendations?

Our Board recommends that you vote your shares:

“FOR” the nominees named in this Proxy Statement under “Proposal 1 – Election of Class II Directors,”

“FOR” the approval, on an advisory basis, of the compensation of our NEOs under “Proposal 2 – Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers,” and

“FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2025 under “Proposal 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm for Fiscal Year 2025.”

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the record date, March 20, 2025 (the “Record Date”), are entitled to receive notice of the Annual Meeting and to vote the shares of common stock that they held on the Record Date at the Annual Meeting and any postponements or adjournments of the Annual Meeting. Each outstanding share of common stock entitles its holder to cast one vote, without cumulation, on each matter to be voted on.

What constitutes a quorum?

A majority of the shares outstanding on the Record Date present at the Annual Meeting, either in person (virtually) or by proxy, will constitute a quorum permitting the transaction of business. As of the Record Date, we had 19,058,113 shares of common stock outstanding and entitled to vote. Any shares represented by proxies that abstain from voting on a proposal will be counted as present for purposes of determining whether we have a quorum. If a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, the shares held by that record holder (referred to as “broker non-votes”) will also be counted as present in determining whether we have a quorum.

How do I vote?

If you are a stockholder of record, there are four ways to vote:

1.             Via the Internet (at the Annual Meeting): You may vote via the Internet at the Annual Meeting by attending the live meeting at www.meetnow.global/MFJGFLA and entering the 15-digit control number included on the Proxy Card or voting instruction form distributed to you. Those without a control number may attend the Annual Meeting as guests by logging into the same virtual meeting platform and following the instructions. However, stockholders attending as guests will not be able to vote.

2.             Via the Internet (prior to the Annual Meeting): You may vote by proxy via the Internet prior to the Annual Meeting by visiting https://www.investorvote.com/RAIL and entering your 15-digit control number, which is printed on the Notice of Internet Availability or Proxy Card mailed to you.

3.             By Telephone: You may vote by proxy by calling the toll-free number found on the Notice of Internet Availability or Proxy Card. To vote by telephone, you will need the control number included on the Notice of Internet Availability or Proxy Card.

4.             By Mail: You may vote by proxy by filling out the Proxy Card, if you have received one, and returning it in the envelope provided, if you have received a paper copy of the proxy materials.

You may vote by proxy by following the instructions for voting by telephone or on the Internet on your Notice of Internet Availability or Proxy Card or completing, signing, dating and mailing the Proxy Card, if you have received one. To vote by telephone or on the Internet, as applicable, you will need the control number included on your Notice of Internet Availability or Proxy Card. If you vote by proxy, the individuals named on the Proxy Card as proxy holders will vote your shares in the manner you indicate. If you do not indicate your instructions, your shares will be voted:

●	“FOR” the election of the nominees named in this Proxy Statement under “Proposal 1 – Election of Class II Directors;”

●	“FOR” the approval, on an advisory basis, of the compensation of our NEOs under “Proposal 2 – Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers;” and

●	“FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2025 under “Proposal 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm for Fiscal Year 2025.”

If you have any questions or need assistance in voting your shares, please contact our proxy solicitor, Okapi Partners LLC, toll-free at (877) 869-0171.

Can I revoke my proxy or change my vote after I return my Proxy Card?

Yes. Even after you have submitted your proxy, you may revoke your proxy or change your vote at any time before the proxy is voted at the Annual Meeting by delivering to our General Counsel and Corporate Secretary a written notice of revocation or a properly submitted proxy bearing a later date, or by attending the Annual Meeting and voting virtually. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or you vote in person (virtually) at the Annual Meeting.

What vote is required to approve each matter that comes before the Annual Meeting?

For the election of directors (Proposal 1), director nominees must receive the affirmative vote of a plurality of the votes of the shares present in person (virtually) at the Annual Meeting or represented by proxy and entitled to vote on the matter at the Annual Meeting, meaning that the two nominees for Class II directors with the most votes “FOR” will be elected. Abstentions and broker non-votes will have no effect on the outcome of the election of directors. “WITHHOLD” votes will have the effect of a vote against the election of the nominees for director. Each of our directors and director candidates has offered a contingent resignation that may be accepted by the Board in its discretion if a majority of the votes are not cast “FOR” such director in an uncontested election.

For the advisory approval of our executive compensation (Proposal No. 2) and the ratification of the retention of Grant Thornton LLP as our independent registered public accounting firm (Proposal No. 3), the affirmative vote of the holders of a majority of the shares present in person (virtually) at the Annual Meeting or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required for approval. Broker non-votes will have no effect on the voting with respect to Proposal No. 2. If you do not give instructions to your broker on Proposal No. 3, your broker will be entitled to exercise its discretion with respect to such proposal. Abstentions will have the same effect as a vote against Proposal No. 2 and Proposal No. 3.

How are proxy materials being made available to me?

Our proxy materials are available to stockholders on the Internet. This Proxy Statement and form of proxy, together with our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “Annual Report”), are being made available to stockholders beginning approximately April 3, 2025. The Annual Report, which has been posted along with this Proxy Statement, is not a part of the proxy solicitation materials, nor are any documents referenced herein which are available on the Company’s website. Upon receipt of a written request, the Company will furnish to any stockholder, without charge, a copy of such Annual Report (without exhibits). Upon request and payment of $0.10 (ten cents) per page, copies of any exhibit to such Annual Report will also be provided. Any such request should be directed to the Company’s Corporate Secretary at 125 South Wacker Drive, Suite 1500, Chicago, Illinois 60606 or (800) 458-2235. These documents are also included in our filings with the Securities and Exchange Commission (the “SEC”), which you can access electronically at the SEC’s website at www.sec.gov.

How can I access the proxy materials?

You may access the proxy materials on the Internet. We encourage you to review the proxy materials and to vote via the Internet by following the link to the Proxy Statement and Annual Report, which are both available at https://www.investorvote.com/RAIL. This Proxy Statement and the Annual Report are also available on the Company’s website at www.freightcaramerica.com. The information on our website is not incorporated into this Proxy Statement.

What happens if additional proposals are presented at the Annual Meeting?

If you vote by proxy, your proxy grants the persons named as proxy holders the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.

Who will bear the costs of soliciting votes for the Annual Meeting?

Certain directors, officers and employees, who will not receive any additional compensation for such activities, may solicit proxies by personal interview, mail, telephone or electronic communication. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. We will bear all costs of solicitation, including a base fee of $11,000 and reasonable out-of-pocket expenses to be paid to the proxy solicitation firm of Okapi Partners LLC.

Proposal 1
Election of Class II Directors

Our Certificate of Incorporation (“Charter”) provides for a classified Board consisting of three classes of the same or nearly the same number of directors. The term of office of each current Class II director is scheduled to expire at our Annual Meeting. Currently, three of our directors, William D. Gehl, Jesús Salvador Gil Benavides and Rodger L. Boehm, are Class II directors. At the recommendation of our Nominating and Corporate Governance Committee, our Board has determined to nominate Messrs. Gil Benavides and Boehm for election to three-year terms as Class II directors at our Annual Meeting this year. Mr. Gehl will not be standing for re-election this year, as he is retiring effective at the Annual Meeting. The Board would like to thank Mr. Gehl for his years of dedicated service to the Company. In connection with Mr. Gehl’s retirement, the Board has resolved to decrease its size to eight members effective upon the expiration of the current term of the members of the Board at the Annual Meeting.

Each nominee elected by our stockholders as a Class II director at the Annual Meeting will be elected to a term to expire at the annual meeting of stockholders in 2028. Mr. Gil Benavides is nominated pursuant to a contractual arrangement. Information about this contractual arrangement is included in the section of this Proxy Statement entitled “Governance of the Company – Board Structure and Composition.”

Information about the director nominees, the continuing directors and our Board is contained in the section of this Proxy Statement entitled “Governance of the Company – Board Structure and Composition.”

In the event a nominee is not available to serve for any reason when the election occurs, it is intended that the proxies will be voted for the election of the other nominees and may be voted for any substitute nominee. Our Board has no reason to believe that any of the nominees will not be a candidate or, if elected, will be unable or unwilling to serve as a director.

Director nominees must receive the affirmative vote of a plurality of the votes of the shares present in person (virtually) or represented by proxy and entitled to vote on the matter at the Annual Meeting, meaning that the two nominees for Class II directors with the most votes “FOR” will be elected. “WITHHOLD” votes will have the effect of a vote against the nominee. Abstentions and broker non-votes will have no effect on the outcome of the vote. Each of our directors has offered a contingent resignation that may be accepted by the Board, in its discretion, if a majority of the votes are not cast “FOR” such director in an uncontested election.

VOTE The Board unanimously recommends that you vote “FOR” the election of each nominee presented in Proposal 1.

GOVERNANCE OF THE COMPANY

Board Structure and Composition

Our Charter provides for a classified Board consisting of three classes of the same or nearly the same number of directors.

●	Malcolm F. Moore, José De Nigris Felán and Travis D. Kelly serve in Class I. Their terms will expire on the date of the annual meeting of stockholders to be held in 2027.

●	William D. Gehl, Jesús Salvador Gil Benavides and Rodger L. Boehm serve in Class II. Their terms will expire on the date of the Annual Meeting. Mr. Gehl will not be standing for re-election this year, as he is retiring.

●	Elizabeth K. Arnold, James R. Meyer and Nicholas J. Randall serve in Class III. Their terms will expire on the date of the annual meeting of stockholders to be held in 2026.

Each of our directors has signed a contingent resignation letter providing that if a majority of the votes of the shares in an uncontested election in which such director is a nominee are designated to be “WITHHELD” from the director’s election, and the Board accepts the contingent resignation letter following such election, the director’s resignation will be effective upon the acceptance of the resignation by the Board.

The Company is party to an investor rights agreement (the “Investor Rights Agreement”) with Fasemex, Inc. (the “US Seller”), Fabricaciones y Servicios de México, S.A. de C.V. (“Fasemex Mexico”) and Agben de Mexico, S.A. de C.V. (“Agben” and, together with Fasemex Mexico, the “MX Sellers”, and the MX Sellers, together with the US Seller, the “Sellers”). Pursuant to the Investor Rights Agreement, the Sellers have the right to designate one nominee for election to the Company’s Board for so long as the Sellers beneficially own in the aggregate, common stock of the Company equal to at least five percent (5%) of shares of the Company’s common stock outstanding. The director nominee designated by the Sellers is Mr. Jesús Salvador Gil Benavides, who was initially appointed by the Board to serve as a Class II director effective on October 23, 2020. Mr. Gil Benavides is nominated for election as a Class II director at the Annual Meeting.

In addition, the Investor Rights Agreement provides the Sellers with the right to designate a non-voting observer to attend meetings of the Board and of committees of the Board, subject to customary limitations, for so long as the Sellers beneficially own, in the aggregate, common stock of the Company equal to at least five percent (5%) of shares of the Company’s common stock outstanding. The non-voting Board observer is currently Mr. Alejandro Gil.

In connection with the Credit Agreement by and among the Company, as guarantor, FreightCar North America, CO Finance LVS VI LLC, as lender (the “Lender”), an affiliate of a corporate credit fund for which Pacific Investment Management Company LLC serves as an investment manager, and U.S. Bank National Association, as disbursing and collateral agent, the Company also entered into a warrant acquisition agreement (the “Warrant Acquisition Agreement”) with the Lender, which provides for the issuance of a warrant (the “Warrant”) to the Lender, allowing Lender to purchase a number of shares of the Company’s common stock, par value $0.01 per share, equal to 23% of the outstanding common stock on a fully-diluted basis at the time the Warrant is exercised. Pursuant to the Warrant Acquisition Agreement, for so long as the Lender or its affiliates hold (a) at least 50% of the Warrant or (b) at least 50% of the shares issuable pursuant to the exercise of the Warrant, the Lender shall be entitled to designate for recommendation to the Nominating and Corporate Governance Committee of the Board and, upon such recommendation, nomination by the Board one director to the Board and a non-voting observer. Each director designated by the Lender, including the initial director designee, must comply with the requirements of the charter for, and related guidelines of, the Nominating and Corporate Governance Committee of the Board. The director nominee initially designated by the Lender was Travis D. Kelly, who was appointed by the Board to serve as a Class I director, effective June 20, 2022.

Our Charter provides that the authorized number of directors may be changed only by resolution of the Board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors. Our Charter also provides that our Board may fill any vacancy created by the resignation of a director or an increase in the size of the Board. On March 20, 2025, the Board passed a resolution decreasing the size of the Board from nine (9) directors to eight (8) directors, effective May 14, 2025.

The Board met eight (8) times during 2024.

Nominees for election at this meeting for terms expiring in 2028

Jesús Salvador Gil Benavides, 61, has served as a director since October 2020. Mr. Gil Benavides has over 30 years of experience in metal fabrications, and over 20 years of experience in the railcar manufacturing industry. From October 2020 to January 2024, Mr. Gil Benavides served as the Vice President of Operations for the Company. From 2005 to 2017, Mr. Gil Benavides held various roles with Grupo Industrial Monclova, S.A. de C.V. (“Grupo Industrial”), a corporation operating in railcar manufacturing, offshore platform fabrication, mining, industrial gases and energy. During this time, he also served as a member of Grupo Industrial’s board of directors. From 1997 to 2005, Mr. Gil Benavides worked for Trinity Industries de Mexico as Plant Manager at the Monclova plant and the General Manager of Monclova-Sabinas. In 2018, he finished a one-year Advanced Executive Management Program (AD-2) at the Instituto Panamericano de Alta Dirección de Empresa (IPADE) in Monterrey, Mexico. In 1988, he obtained a master’s degree in electrical engineering from Washington University, Saint Louis, Missouri, and in 1986 he received his bachelor’s degree in electronic engineering from the Instituto Tecnológico de Monterrey. Mr. Gil Benavides brings to our Board extensive and specific experience in the railcar industry.

Rodger L. Boehm, 65, has served as a director since May 2022 and is the chairman of our Compensation Committee and a member of our Audit Committee. Until his retirement in September 2017, Mr. Boehm was a senior partner at McKinsey & Company, Inc. He spent 31 years at the premier management consulting firm in a variety of roles with increasing responsibility, beginning in 1986. Mr. Boehm led client service for leading global institutions, primarily focused on Fortune 500 companies. His client service focused on long-term global growth and performance improvement, helping companies to significantly improve their cost, revenue and service performance. Mr. Boehm’s background in strategic leadership in the industrial sector ranges from developing a global growth strategy for an agricultural and construction equipment manufacturer to improving the enterprise marketing capabilities for a leading global industrial conglomerate. Before McKinsey, he was a quality control engineer with Jones & Laughlin Steel from 1982 to 1984. He currently serves on the board of Ruggable and Hyliion and was formerly a board member for Meritor and Home Chef. Mr. Boehm earned a bachelor’s degree in materials engineering from Purdue University in 1982 and a master of business administration from Harvard University in 1986. Mr. Boehm brings to our Board deep and broad experience in strategic leadership in the industrial sector.

Directors whose terms continue until 2026

Elizabeth K. Arnold, 60, has served as a director since August 2019 and is chairperson of our Audit Committee. She is a member of our Nominating and Corporate Governance Committee and our Compensation Committee. Ms. Arnold served as the Senior Vice President, Chief Financial Officer and Treasurer of Houghton International, a specialty chemical company with international operations, from October 2014 to August 2019. From October 2012 to April 2014, Ms. Arnold served as the Chief Financial Officer of Physiotherapy Associates. Prior to joining Physiotherapy Associates, Ms. Arnold served as the Chief Financial Officer of Tyco Flow Control from April 2010 to September 2012. Between 2003 and 2010, Ms. Arnold worked as the Vice President, Corporate Financial Planning & Analysis at Tyco. Earlier in her career, Ms. Arnold served in numerous roles, including executive leadership positions, for General Electric, a global industrial company with products and services ranging from aircraft engines, power generation and oil and gas production to medical imaging. Ms. Arnold also serves as a member of the board of directors and audit committee and nominating, governance, sustainability and compliance committee of Innospec Inc. (Nasdaq: IOSP). Ms. Arnold possesses a bachelor’s degree in economics from the University of Alabama. She brings to our Board, among other things, extensive corporate finance and public accounting experiences, as well as a wealth of operational knowledge.

James R. Meyer, 63, has served as a director since July 2017, and beginning May 1, 2024, Mr. Meyer became Executive Chairman of the Board. Effective May 14, 2025, Mr. Meyer will transition to the role of Chairman of the Board. Mr. Meyer previously served as our President and Chief Executive Officer (“CEO”) from July 2017 to May 1, 2024. Mr. Meyer has over 30 years of experience in the heavy equipment, automotive and consumer goods industries.. In his prior positions, he served as Chief Operating Officer of Allied Specialty Vehicles, Inc., a manufacturer of specialty vehicles for fire and emergency, commercial and recreation segments, Brunswick Corporation and Ford Motor Company where he spent 16 years and held various executive positions. Mr. Meyer also has extensive M&A experience and has worked with and held ownership positions in a number of privately held heavy equipment manufacturers. Mr. Meyer has a bachelor’s degree in engineering and a master of business administration from the University of Michigan, and a master’s degree in engineering from the Massachusetts Institute of Technology. Mr. Meyer brings to the Board his broad leadership experience from serving in management and directorship roles in the automotive and manufacturing industries.

Nicholas J. Randall, 51, was appointed as our President and CEO effective May 1, 2024 and previously served as our Chief Operating Officer from June 2023. He has served as a director since May 2024. Prior to joining the Company, Mr. Randall led a division of Precision Castparts Corporation from 2017-2023. From 2007 to 2017, Mr. Randall served in various capacities at Alcoa Corporation and Arconic Corporation, a company formed from the split of Alcoa in 2016. Prior to that, Mr. Randall worked in various engineering roles at Jaguar Land Rover Automotive. Mr. Randall holds a bachelor’s degree in manufacturing engineering from Liverpool John Moores University. Mr. Randall brings to the Board extensive experience in operations of industrial products companies and insight from his previous roles and as the Company’s Chief Operating Officer.

Directors whose terms continue until 2027

Malcolm F. Moore, 74, has served as a director since March 2015 and is the chair of our Nominating and Corporate Governance Committee and a member of our Compensation and Audit Committees. Effective on May 14, 2025, Mr. Moore will assume the role of Lead Independent Director. From July 2015 to June 2019, Mr. Moore served as Executive Vice President and Chief Operating Officer of Twin Disc, Inc., a publicly held global manufacturer and distributor of power transmission equipment for the marine, transportation and industrial business sectors. Between 2006 and 2015, he also served on the board of directors of Twin Disc, Inc. From June 2013 to June 2015, Mr. Moore served as the President and Chief Executive Officer of Digi-Star LLC, a global supplier of electronic components and software used in precision agriculture. From November 2011 to June 2013, Mr. Moore served as Chairman of Digi-Star. Prior to joining Digi-Star, Mr. Moore served as an advisor to Baird Capital Partners from June 2010 to November 2011. Between 1999 and 2010, Mr. Moore worked in a variety of executive roles at Gehl Company, a publicly held manufacturer of compact construction equipment, including serving as President and Chief Executive Officer from August 2009 to April 2010. Earlier in his career, Mr. Moore served in senior executive roles at Pangborn Corporation, an international manufacturer of blast media equipment used by manufacturers of metal products, and LINAC Holdings Inc., a manufacturer of specialized equipment used in steel production, industrial heat-treating, scientific research and product manufacturing. Having served as a senior executive for over 25 years, and as a board member for many years, of companies in the manufacturing sector, Mr. Moore brings to our Board extensive experience in leading complex heavy manufacturing organizations.

José De Nigris Felán, 52, has served as a director since June 2022. Mr. De Nigris Felán is the Executive Vice President of Katcon Global USA, Inc., a global supplier of exhaust and after treatment solutions to the automotive industry. Mr. De Nigris Felán has served as a board member of Katcon Global since 2000, and has held various positions since with its subsidiaries. Mr. De Nigris Felán is the Director of Katcon Global, SA (Luxembourg) since 2009, the Director of Katcon Korea since 2016, and the Managing Director of Wendt Automotive GMBH (Germany) since 2018. Mr. De Nigris Felán brings to our Board significant experience in industrial manufacturing.

Travis D. Kelly, 48, has served as a director since June 2022. Effective on May 14, 2025, Mr. Kelly will join the Audit Committee. Mr. Kelly has served since December 2018 as the President and Chief Executive Officer of Isola Group LLC, a global material sciences company specialized in making laminate materials used to fabricate multilayer printed circuit boards. From 2007 to 2018, Mr. Kelly served as the Global Chief Operating Officer for Cerberus Capital Management, L.P. Prior to this, Mr. Kelly served numerous operating, financial, and strategic planning roles across several public and private capital raising manufacturing and industrial companies. Mr. Kelly brings to our Board experience in operating an industrial company as well as finance and strategic planning.

Committees of the Board

Our Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Membership in each committee is shown in the following table.(1)

	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee
William D. Gehl	●		●
James R. Meyer
Nicholas J. Randall
Elizabeth K. Arnold	▲	●	●
Jesús Salvador Gil Benavides
Rodger L. Boehm	●	▲
José De Nigris Felán			●
Travis D. Kelly
Malcolm F. Moore	●	●	▲
▲ Chair ● Member

(1)	As of the Record Date. On the date of the Annual Meeting, Mr. Gehl will retire from the Board and Mr. Kelly will join the Audit Committee to replace Mr. Gehl.

Audit Committee.

The Audit Committee met five (5) times during 2024.

Our Audit Committee currently consists of Ms. Arnold and Messrs. Moore, Gehl and Boehm. Ms. Arnold currently serves as the chair. Effective as of the Annual Meeting, Mr. Kelly will join the Audit Committee to replace Mr. Gehl, who is retiring from the Board.

The primary purpose of our Audit Committee is to assist the Board in monitoring and overseeing the Company’s (i) financial reporting processes, (ii) internal accounting and financial controls, and (iii) accounting principles and auditing practices employed in the preparation and review of financial statements. The Audit Committee appoints the independent registered public accountants to audit our annual financial statements and the scope of and plans for the audit to be undertaken by such accountants. The Audit Committee pre-approves the audit services and permissible non-audit services to be performed by such accountants and takes appropriate actions to ensure the independence of such accountants. The Audit Committee is also responsible for approving related-party transactions.

The Audit Committee operates under a written charter, a copy of which is available on our website, www.freightcaramerica.com. The Audit Committee has established and regularly monitors procedures for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls or auditing matters.

Our Board has determined that Ms. Arnold and Messrs. Moore, Gehl, Boehm and Kelly meet the applicable independence requirements under Nasdaq rules and the rules and regulations of the SEC. Each of Ms. Arnold and Messrs. Moore, Gehl, Boehm and Kelly has been determined to be an audit committee financial expert, as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002, and each is “independent” as defined in the applicable listing standards for audit committee members.

Compensation Committee.

The Compensation Committee met five (5) times during 2024.

Our Compensation Committee currently consists of Ms. Arnold and Messrs. Moore and Boehm. Mr. Boehm currently serves as the chair. The primary purpose of our Compensation Committee is to (i) oversee the Company compensation plans, policies, guidelines and practices; (ii) annually review and approve a report on NEO and director compensation for inclusion in our Proxy Statement, in accordance with all applicable rules and regulations; and (iii) recommend to the Board the compensation of the executive officers (as defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the Company. The Compensation Committee operates under a written charter, a copy of which is available on our website, www.freightcaramerica.com.

Our Board has determined that Ms. Arnold and Messrs. Moore and Boehm meet the applicable independence requirements under the rules of Nasdaq (including the enhanced independence requirements for compensation committee members) and the rules and regulations of the SEC. In addition, each of Ms. Arnold and Messrs. Moore and Boehm is an “outside director,” as defined in Code Section 162(m), and each of Ms. Arnold and Messrs. Moore and Boehm is a “non-employee” director within the meaning of Rule 16b-3 under the Exchange Act.

Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee met three (3) times during 2024.

Our Nominating and Corporate Governance Committee consists of Ms. Arnold and Messrs. Gehl, Moore and De Nigris Felán. Mr. Moore serves as the chair. The primary purpose of our Nominating and Corporate Governance Committee is to: (i) identify individuals qualified to become Board members, consistent with criteria approved by the Board; (ii) recommend to the Board nominees for the Board; (iii) recommend to the Board nominees for each Board committee; (iv) recommend to the Board and review annually the Corporate Governance Guidelines, the Code of Business Conduct and Ethics, Insider Trading Policy and committee charters; and (v) review annually the independence qualifications of the Board and committee members. The Nominating and Corporate Governance Committee operates under a written charter, a copy of which is available on our website, www.freightcaramerica.com.

Our Board has determined that Ms. Arnold and Messrs. Gehl, Moore and De Nigris Felán meet the applicable independence requirements under the rules of Nasdaq and the rules and regulations of the SEC.

Commitment to Corporate Responsibility

We are committed to growing our business in a sustainable and socially responsible manner with strong governance principles in place. The Nominating and Corporate Governance Committee of our Board has oversight of, and periodically reviews, our policies and programs related to environmental stewardship, social responsibility and governance matters. The Nominating and Corporate Governance Committee meets periodically with senior management to develop, assess and prioritize key corporate responsibility topics that enhance long-term value for the Company and our stakeholders.

Environmental Stewardship

To minimize the environmental impact of our business, we have introduced lighter weight freight cars that require less energy to manufacture and offer higher capacity than the freight cars they replace. We are also a leader in the railcar conversion and rebody space, with over 14,000 conversion and rebody projects completed over the last decade. Our conversion and rebody projects use scrap materials from underutilized and inefficient railcar assets to support a more sustainable steel manufacturing process and the reuse of key components, contributing to reduced energy consumption and greenhouse gas emissions.

Social Responsibility

We continuously strive to improve the health, safety and well-being of our employees, foster a collaborative workplace, promote opportunities for professional development, and actively contribute to the communities in which we operate. Workplace safety is a top priority for the Company, and we are focused on improving our safety performance with a goal of zero injuries and incidents. Our safety performance is regularly monitored by our senior leadership team, our CEO, and our Board.

Governance

Our governance structure is designed to provide accountability for responsible business practices, facilitate transparency and ultimately promote the long-term interests of our stakeholders. We strive to ensure that all our employees act ethically and with integrity in all aspects of their work. A majority of our Board consists of independent Board members with extensive experience and expertise in a variety of industries. Our Board provides counsel to and oversight of the senior management team to ensure that our business strategies align with our corporate responsibility goals.

Independence of Directors

The Board has determined that six (6) of our nine (9) current directors (and five (5) of our eight (8) directors as of the Annual Meeting), consisting of Ms. Arnold and Messrs. Gehl (until his retirement at the Annual Meeting), Moore, Boehm, Kelly and De Nigris Felán, are “independent directors” as defined in Nasdaq Listing Rule 5605 and as defined in applicable rules by the SEC. Mr. Randall is not independent as he is our President and CEO. Mr. Meyer is not independent as he retired as our President and CEO in May 2024. Mr. Gil Benavides is not independent due to certain related person transactions. For more information, see the section of this Proxy Statement entitled “Certain Relationships and Related Transactions.” Nasdaq Listing Rule 5605 requires that a majority of our Board be composed of independent directors and that our committees be composed solely of independent directors.

Board Leadership Structure

Our Board strongly endorses the view that one of its primary functions is to protect stockholders’ interests by providing independent oversight of management, including the CEO. However, the Board does not believe that mandating a particular structure, such as a separate Chairman of the Board and CEO, is necessary to achieve effective oversight. The Board retains the right to exercise its judgment to combine or separate the roles of Chairman of the Board and CEO. Currently, the offices of Board Chairman and CEO are held by separate persons because the Board has determined that this structure aids in the oversight of management and is currently in the best interests of the Company and its stockholders. The Board currently has a separate Board Chairman (Mr. Meyer as Executive Chairman), CEO (Mr. Randall) and Lead Independent Director (Mr. Gehl). As of the Annual Meeting, Mr. Meyer will serve as Chairman and Mr. Moore will serve as Lead Independent Director.

Code of Business Conduct and Ethics

We have established a Code of Business Conduct and Ethics that applies to our officers, directors and employees, including our CEO and Chief Financial Officer. A copy of the Code of Business Conduct and Ethics is available on our website, https://investors.freightcaramerica.com/governance/documents/. We intend to disclose on our website any amendments to or waivers from our Code of Business Conduct and Ethics applicable to any of our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Under the Code of Business Conduct and Ethics, the Board, its committees and the non-employee directors have the right at any time to retain independent outside financial, legal or other advisors as they deem necessary, without the necessity of consulting with or obtaining prior approval of any officer of the Company.

Risk Oversight

In its governance role, and particularly in exercising its duty of care and diligence, our Board is responsible for monitoring and overseeing the Company’s approach to risk assessment and risk management. The Board has the ultimate responsibility in this area. The Board has delegated the responsibility for overseeing financial risks to the Audit Committee and compensation-related risks to the Compensation Committee. Where appropriate, the Board may delegate risk oversight responsibility in other specific areas to Board committees. The Board requires management to ensure that an appropriate approach to risk management is implemented as part of the day-to-day operations of the Company. The Board further requires that management design internal control systems with a view to identifying and managing the material risks to the business.

In fulfilling its responsibilities delegated by the Board as described above, on a periodic basis (but not less often than annually), the Audit Committee reviews and discusses with management and our internal audit function the Company’s significant financial risk exposures and establishes an annual review schedule, which includes periodic financial reviews, internal control assessments and reviews of specific risk areas. The Audit Committee receives periodic updates from management and our internal audit function as per the annual schedule and as necessary based on subsequent determinations. The Audit Committee reports its activities to the full Board on a regular basis and is responsible for making such recommendations with respect to the matters described above and other matters as the Audit Committee may deem necessary or appropriate. The Audit Committee believes that in addition to its own deliberations and assessment of potential risks, the advice and recommendations of its independent auditor provide important objective guidance in this area.

In fulfilling its responsibilities delegated by the Board as described above, on a periodic basis (but not less often than annually), the Compensation Committee reports its activities to the full Board and is responsible for making such recommendations with respect to the matters described above and other matters as the Compensation Committee may deem necessary or appropriate.

Director Nomination Process

The Nominating and Corporate Governance Committee of our Board considers candidates to fill new directorships created by expansion and vacancies that may occur and makes recommendations to the Board with respect to such candidates. The Nominating and Corporate Governance Committee considers all relevant qualifications of candidates for board membership, including factors such as industry knowledge and experience, public company, academic or regulatory experience, financial expertise, current employment and other board memberships, and whether the candidate will be independent under the listing standards of Nasdaq.

The Nominating and Corporate Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound judgment using its experience. The Nominating and Corporate Governance Committee evaluates each incumbent director to determine whether he or she should be nominated to stand for re-election, based on the types of criteria outlined above as well as the director’s overall service to us during his or her term and any relationships and transactions that might impair such director’s independence.

The number of members of our Board is currently fixed at nine (9) directors. Effective at the Annual Meeting, the number of members of our Board will be reduced to eight (8) directors. The Nominating and Corporate Governance Committee periodically evaluates the current size and the composition of the Board.

Our Third Amended and Restated Bylaws (our “Bylaws”) provide that nominations for the election of directors at our annual meeting may be made by our Board or any stockholder entitled to vote for the election of directors generally who complies with the procedures set forth in the Bylaws and who is a stockholder of record at the time notice described below is delivered to us. Any stockholder entitled to vote in the election of directors generally may nominate a person for election to the Board at our annual meeting only if timely notice of such stockholder’s intent to make such nomination has been given in writing to our General Counsel and Corporate Secretary at our offices at 125 South Wacker Drive, Suite 1500, Chicago, Illinois 60606. Any recommendations received from stockholders will be evaluated by the Nominating and Corporate Governance Committee in the same manner that potential director nominees suggested by Board members, management or other parties are evaluated. For more information, see the section of this Proxy Statement entitled “Stockholder Nominations and Proposals for 2026 Annual Meeting.”

Director Attendance at Meetings

Directors are expected to attend all annual and special meetings of our stockholders. During 2024, the Board held eight (8) meetings. Each of our directors then serving attended at least 75% of the aggregate number of meetings of the Board and meetings of those committees on which he or she served during 2024. All of our directors then serving attended the 2024 annual meeting of stockholders.

Director Compensation

For a discussion of director compensation, see the section of this Proxy Statement entitled “Director Compensation.”

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF JESÚS SALVADOR GIL BENAVIDES AND RODGER L. BOEHM AS CLASS II DIRECTORS.

Proposal 2
Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers

We are asking our stockholders to indicate their support for the compensation of our NEOs as described in this Proxy Statement and as required under the proxy rules. This annual proposal, commonly known as a Say-on-Pay proposal, gives our stockholders the opportunity to express their views on the compensation of our NEOs.

We believe that our executive compensation programs must be closely linked to our stockholders’ interests, and we welcome our stockholders’ input in this area. Our compensation programs are designed to attract, motivate and retain the individuals we need to drive business success. We believe that our executives should act in the long-term interests of our stockholders and, therefore, we pay a significant portion of total compensation to our executives in the form of long-term performance-based equity compensation. Our compensation programs also are closely tied to performance, with incentive compensation varying in accordance with objectively determinable Company performance measures. The Company follows best practices in the design and governance of our compensation programs, including, but not limited to, the following that are implemented and enforced, with oversight from the Compensation Committee of our Board:

●                a clawback policy, applicable to officers;

●                an anti-hedging policy, applicable to officers and directors;

●                stock ownership guidelines, applicable to officers and directors;

●                equity incentive plans expressly prohibiting repricing or exchanging awards;

●                no payment of tax gross-ups for change in control payments under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”);

●                no perquisites for former or retired executives; and

●                no payments for terminations for cause or resignations other than for good reason.

The affirmative vote of the holders of a majority of shares of FreightCar America common stock present in person (virtually) or by proxy and entitled to vote on the matter at the Annual Meeting will be required for the approval of this proposal. Abstentions will count as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of the vote.

You are invited to review the accompanying summary compensation table and the related narrative disclosure and to vote to approve, on an advisory basis, the compensation of our NEOs through the adoption of the following resolution at the Annual Meeting:

“Resolved, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the summary compensation table and narrative discussion, is hereby approved.”

This vote is nonbinding. The Board and the Compensation Committee, which is comprised of independent directors, will consider the outcome of the vote when evaluating future executive compensation decisions.

VOTE The Board unanimously recommends that you vote “FOR” the advisory resolution presented in Proposal 2.

EXECUTIVE OFFICERS

The following table sets forth certain information concerning each of our current executive officers as of the Record Date:

Name	Age	Position(s)
Nicholas J. Randall	51	President and CEO
Michael A. Riordan	40	Vice President, Chief Financial Officer and Treasurer
W. Matthew Tonn	59	Chief Commercial Officer
Celia R. Perez	38	Vice President, General Counsel and Corporate Secretary
Juan Carlos Fuentes Sierra	47	Corporate Controller and Chief Accounting Officer

Nicholas J. Randall, 51, has served as our President and CEO since May 2024. Biographical information for Mr. Randall is included above under the section of this Proxy Statement entitled “Governance of the Company – Directors whose terms continue until 2026.”

Michael A. Riordan, 40, has served as our Vice President, Chief Financial Officer and Treasurer since March 2022. Mr. Riordan joined the Company in November 2020 and served as our Chief Accounting Officer and Controller until his promotion to Chief Financial Officer and Treasurer. Mr. Riordan was Controller at InnerWorkings from 2017 to 2020. Prior to joining InnerWorkings, Mr. Riordan served in several financial management positions at Zekelman Industries, from 2013 to 2017. Mr. Riordan also held various positions at PricewaterhouseCoopers earlier in his career. He holds a bachelor’s degree in Accounting and Finance from Miami University and is a Certified Public Accountant.

W. Matthew Tonn, 59, has served as our Chief Commercial Officer since September 2019. Mr. Tonn has over 30 years of commercial and operations experience in the railroad industry. Prior to joining the Company, Mr. Tonn served as the Vice President, Sales and Marketing of Westinghouse Air Brake Technologies Corporation’s (“WABTEC”) Train Control, Signaling and Analytics Group from May 2017 to September 2019 and as a regional Vice President, Sales and Marketing of WABTEC from October 2008 to May 2017. His earlier work experience includes various sales and marketing positions at Standard Car Truck, Co., National Castings/ABC NACO and VP Sales & Marketing / Equity Partner of ZefTek, Inc.

Celia R. Perez, 38, has served as our Vice President, General Counsel and Corporate Secretary since August 2022 and served as our interim Vice President of Human Resources from March 2023 until January 2024. Prior to joining the Company, Ms. Perez held various legal roles of increasing responsibility at Fortune Brands Home & Security, Inc. (n/k/a Fortune Brands Innovations, Inc.) from August 2018 to August 2022. From 2012 to 2018, Ms. Perez worked as an associate attorney in private law firms focusing on mergers & acquisitions and complex commercial transactions. Ms. Perez holds a bachelor’s degree in Communication Studies, with a minor in Environmental Policy & Culture, from Northwestern University and a juris doctor from The George Washington University Law School.

Juan Carlos Fuentes Sierra, 47, has served as our Corporate Controller and Chief Accounting Officer since April 2022. Mr. Fuentes Sierra joined the Company in February 2022 as Operations Controller until his promotion to Corporate Controller and Chief Accounting Officer. Prior to joining the Company, Mr. Fuentes Sierra served as Director of Internal Audit and SOX Compliance at GrafTech International Ltd from 2014 to 2019, and served in several roles of increasing responsibility internationally in Internal Audit, SOX Compliance, and Controllership between 2007 and 2014. Mr. Fuentes holds a bachelor’s degree in accounting and a masters of business administration from the Monterrey Institute of Technology and Higher Education and is a Certified Public Accountant.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NEOS.

Proposal 3
Ratification of the Appointment of Independent Registered Public Accounting Firm for Fiscal Year 2025

The Audit Committee has selected Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2025, and the Board recommends ratification of such selection by the stockholders. The Audit Committee is directly responsible for the selection, evaluation, compensation (including negotiation of fees), retention and oversight of the Company’s independent registered public accounting firm. To assure the continued independence of the firm, the Audit Committee periodically considers whether there should be rotation of the independent registered public accounting firm. Representatives of Grant Thornton LLP are not expected to be present at the Annual Meeting.

We are submitting the appointment of Grant Thornton LLP to our stockholders for ratification as a matter of good corporate practice, although it is not required by our Bylaws or otherwise. If our stockholders fail to ratify the appointment, our Audit Committee will review its selection of independent registered public accounting firms. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

For information regarding audit and other fees billed by Grant Thornton LLP for services rendered with respect to fiscal years 2024 and 2023, respectively, see the section of this Proxy Statement entitled “Fees of Independent Registered Public Accounting Firm and Audit Committee Report—Fees Billed by Independent Registered Public Accounting Firm.”

The affirmative vote of the holders of a majority of shares of Company common stock present in person (virtually) or by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify this proposal. Abstentions will count as a vote “against” the proposal. If you do not give instructions to your broker on Proposal No. 3, your broker will be entitled to exercise its discretion with respect to such proposal.

VOTE

The Board unanimously recommends that you vote “FOR” the ratification of the appointment of the independent registered public accounting firm for the fiscal year ending December 31, 2025 presented in Proposal 3

FEES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AUDIT COMMITTEE REPORT

Fees Billed by Independent Registered Public Accounting Firm

The Audit Committee has adopted a pre-approval policy pursuant to which it must pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services and tax services. Under the policy, the Audit Committee may delegate the authority to pre-approve any audit or non-audit services to be provided by our independent registered public accounting firm to one or more of its members. The pre-approval of services by a member of the Audit Committee pursuant to this delegated authority, if any, must be reported at the next meeting of the Audit Committee.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided by our independent registered public accounting firm. Unless the Audit Committee determines otherwise, the term for any service pre-approved by the Audit Committee is twelve months from the date of pre-approval. Any pre-approval must set forth in detail the particular service or type of services to be provided and is generally subject to a specific cost limit. Any services that exceed these cost limits require specific approval by the Audit Committee. The Audit Committee may periodically review and, as necessary, revise the list of pre-approved services based on subsequent determinations.

In accordance with this policy, the Audit Committee has pre-approved all fees relating to all audit and permissible non-audit services provided by our independent registered public accounting firm. The following table presents fees for services rendered by Grant Thornton LLP in the following categories and amounts for the fiscal years ended December 31, 2024 and 2023, respectively.

Fees	Fiscal Year Ended December 31, 2024	Fiscal Year Ended December 31, 2023
Audit Fees(1)	$479,818	$450,497
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—
Total	$479,818	$450,497

(1)	Audit Fees include fees billed or expected to be billed for professional services rendered for the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements included in our quarterly reports and other related services that are normally provided in connection with statutory and regulatory filings.

(2)	Audit-Related Fees include fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our annual consolidated financial statements and not reported under “Audit Fees.”

(3)	Tax Fees include fees billed or expected to be billed for services performed related to tax compliance, tax advice and tax planning.

(4)	All Other Fees include any other fees not included in the above-listed categories.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2025.

Audit Committee Report to Stockholders

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement in whole or in part, the information set forth above under “Governance of the Company – Committees of the Board” relating to the Audit Committee and the following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any such previous or future filings.

Audit Committee Report

The Audit Committee is currently comprised of Ms. Arnold and Messrs. Moore, Gehl and Boehm. Our Board has determined that each member of the Audit Committee meets the independence requirements under the listing standards of Nasdaq, the Exchange Act and the rules and regulations of the Securities and Exchange Commission. The Audit Committee operates under a written charter that was adopted by our Board.

The Audit Committee oversees our accounting and financial reporting process on behalf of our Board. Management has the primary responsibility for the preparation of our financial statements and the disclosure and financial reporting process, including establishing a system of internal controls. In fulfilling its oversight responsibilities, the committee reviewed and discussed with management and Grant Thornton LLP, our independent registered public accounting firm, the audited financial statements as of and for the year ended December 31, 2024 and the reports of Grant Thornton LLP issued in connection therewith. Grant Thornton LLP is responsible for expressing an opinion on the conformity of these audited financial statements with generally accepted accounting principles.

The Audit Committee has discussed and reviewed with Grant Thornton LLP the matters required to be discussed by Public Company Accounting Oversight Board and the Securities and Exchange Commission, which includes, among other things, matters related to the conduct of the audit of our financial statements. The Audit Committee has also received from Grant Thornton LLP the written disclosures describing the relationships between Grant Thornton LLP and us that might bear on the independence of Grant Thornton LLP consistent with and required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Grant Thornton LLP its independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the Securities and Exchange Commission. The committee and our Board also have recommended the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2025.

Respectfully submitted by the Audit Committee,

Elizabeth K. Arnold, Chair

William D. Gehl

Malcolm F. Moore

Rodger L. Boehm

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of the Record Date (except as indicated below) by:

●	all persons known by us to own beneficially 5% or more of our outstanding common stock;

●	each of our directors and director nominees;

●	each of the NEOs listed in the “Executive Compensation—Summary Compensation Table” section of this Proxy Statement; and

●	all of our directors and executive officers as a group.

Unless otherwise indicated, each stockholder listed below has sole voting and investment power with respect to the shares of common stock beneficially owned by such stockholder.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)		Approximate Percent of Class(1)
Pacific Investment Management Company LLC 650 Newport Center Drive Newport Beach, California 92660	17,038,583	(2)	49.3	%(2)
Michael Gorzynski 595 Madison Avenue, 30th Floor New York, NY 10022	1,583,533	(3)	8.3%
Alejandro Gil Benavides c/o Fabricaciones y Servicios de Mexico, S.A. de C.V. Carretera 57 KM 178, Castaños, Coahuila, O5 25780	2,121,221	(4)	11.1%
DIRECTORS AND EXECUTIVE OFFICERS(5):
William D. Gehl	147,608		*
James R. Meyer	2,526,733	(6)	12.2	%(6)
Elizabeth K. Arnold	115,999		*
Rodger L. Boehm	62,275		*
Malcolm F. Moore	137,066		*
Travis D. Kelly	59,147	(7)	*
José De Nigris Felán	73,147		*
Jesús Salvador Gil Benavides	1,322,818	(8)	6.9%
W. Matthew Tonn	859,597	(9)	*
Michael A. Riordan	440,549	(10)	*
Nicholas J. Randall	369,632	(11)	*
All directors and executive officers as a group (13 persons)(13)	6,248,082	(12)	28.7	%(12)

* = less than 1%

(1)	“Beneficial ownership” means any person who, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days. Shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding for computing the ownership percentage of the person holding such options or warrants, but are not deemed outstanding for computing the ownership percentage of any other person. The amounts and percentages are based upon 19,058,113 shares of our common stock outstanding as of the Record Date, except as provided in the footnotes.

(2)	Information contained in the table above and this footnote is based on a report on Schedule 13D/A filed with the SEC on July 14, 2023 by Pacific Investment Management Company LLC (“PIMCO”) and our Form S-3 filed on February 28, 2025. PIMCO is the beneficial owner of 17,038,583 shares, with sole dispositive power and sole voting power as to all such shares. PIMCO also beneficially owns (i) a warrant exercisable for an indeterminate number of shares equal to 23% of the outstanding shares of the Company’s common stock on a fully-diluted basis (including shares reserved for issuance under the Company’s equity plans) on the date the warrant is exercised, (ii) a warrant exercisable for an indeterminate number of shares equal to 5.0% of the outstanding shares of the Company’s common stock on a fully-diluted basis (including shares reserved for issuance under the Company’s equity plans) on the date the warrant is exercised, (iii) a warrant exercisable for an indeterminate number of shares equal to 5.0% of the outstanding shares of the Company’s common stock on a fully-diluted basis (including shares reserved for issuance under the Company’s equity plans) on the date the warrant is exercised, and (iv) a warrant exercisable for 1,636,313 shares of the Company's common stock (the “2023 Warrant”). The number of warrants included is based on 19,060,473 outstanding shares of common stock of the Company on a fully-diluted basis as of February 26, 2025, assuming hypothetically that the warrants were exercised on such date, as set forth in the Form S-3. The percentage shown is based on 19,060,473 shares of common stock outstanding as of February 26, 2025, plus 9,656,518 shares of common stock underlying the warrant referred to in clause (i) above, plus 2,099,243 shares of common stock underlying the warrant referred to in clause (ii) above, plus 2,099,243 shares of common stock underlying the warrant referred to in clause (iii) above, plus 1,636,313 shares of common stock underlying the warrant referred to in clause (iv) above. Except with respect to the 2023 Warrant, the number of shares of common stock that will actually be issued upon exercise of the warrants described in this statement will not be known with certainty until the time such warrants are exercised. The number of shares of common stock actually issued upon exercise of such warrants may be materially different than the number of shares reflected in this table. PIMCO’s principal place of business is 650 Newport Center Drive, Newport Beach, California 92660.

(3)	Information contained in the table above and this footnote is based on a report on Schedule 13G/A filed with the SEC on February 14, 2024 by Percy Rockdale LLC (“Percy Rockdale”), Continental General Insurance Company (“CGIC”), Continental Insurance Group, Ltd. (“CIG”), Continental General Holdings LLC (“CGH”), and Michael Gorzynski (“Mr. Gorzynski”). Percy Rockdale is the beneficial owner of zero shares of common stock. CGIC is the beneficial owner of 1,583,533 shares of common stock, with shared dispositive power and shared voting power as to all such shares. As the sole owner of CGIC, CIG may be deemed to beneficially own the 1,583,533 shares of common stock held by CGIC. As the sole owner of CIG, CGH may be deemed to beneficially own the 1,583,533 shares of common stock held by CGIC. As the sole Manager of Percy Rockdale and as a manager and Executive Chairman of CGH, Mr. Gorzynski may be deemed to beneficially own 1,583,533 shares of common stock, consisting of the 1,583,533 shares of common stock beneficially owned by CGIC. CGIC, CIG, CGH and Mr. Gorzynski have shared dispositive power and shared voting power over all such shares. The address of the principal office for Percy Rockdale and Mr. Gorzynski is 595 Madison Avenue, 30th Floor, New York, NY 10022. The principal business address for each of CGIC, CIG and CGH is 11001 Lakeline Blvd., Ste. 120, Austin, TX 78717.

(4)	Information contained in the table above and this footnote is based on a reports on Schedule 13D filed with the SEC on October 26, 2020 by Jesús Salvador Gil Benavides, Fasemex Mexico and Alejandro Gil and on Form 4 filed with the SEC on December 20, 2023 by Alejandro Gil. Jesús Salvador Gil Benavides is the beneficial owner of 962,846 shares, with sole dispositive power and sole voting power over 322,243 of such shares and shared dispositive power and shared voting power over 640,603 of such shares. Fasemex Mexico is the beneficial owner of 1,941,221 shares, with shared dispositive and shared voting power over all such shares. Alejandro Gil beneficially owns 2,121,221 shares, with shared dispositive power and shared voting power over 1,941,221 shares owned by Fasemex Mexico as the 51% owner of and Chairman and Chief Executive Officer of Fasemex Mexico, and sole dispositive power and sole voting power over 180,000 shares. The address of the principal office for Jesús Salvador Gil Benavides is Tepic 1100, Colonia California, Coahuila, 25780 Mexico. The address of the principal office for Alejandro Gil and Fasemex Mexico is Fabricaciones y Servicios de México, S.A. de C.V., Carretera 57 Km 178, Castaños, Coahuila, 25780 Mexico.

(5)	Unless otherwise indicated, the business address of each person named in the table is c/o FreightCar America, Inc., 125 South Wacker Drive, Suite 1500, Chicago, IL 60606.

(6)	The figure shown includes 838,278 shares owned by Mr. Meyer, 589,123 shares of common stock underlying currently exercisable options, 1,082,005 shares of common stock underlying currently exercisable stock appreciation rights (“SARs”), and 17,327 shares owned by Cinci-Cebu, Inc., of which Mr. Meyer is the sole owner and whose securities are deemed to be beneficially owned by Mr. Meyer. The percentage shown is based on 19,058,113 shares outstanding as of the Record Date, plus 589,123 shares of common stock underlying currently exercisable options, plus 1,082,005 shares of common stock underlying currently exercisable SARs.

(7)	The figure shown includes 20,408 shares owned by Mr. Kelly and 38,739 shares owned by Carpe Skiem LLC, of which Mr. Kelly is the sole owner and whose securities are deemed to be beneficially owned by Mr. Kelly.

(8)	The figure shown includes 366,202 shares owned by Jesús Salvador Gil Benavides and 640,603 shares owned by Fasemex Mexico, a corporation in which Jesús Salvador Gil Benavides owns 33% of the equity interests, and therefore is deemed to have voting and dispositive power over 33% of the shares held by such entity. Fasemex Mexico, which is owned by Jesús Salvador Gil Benavides, Alejandro Gil Benavides and Salvador Gil Benavides, owns a total of 1,941,221 shares of common stock of the Company. The principal address for Fasemex Mexico is Carretera 57 Km 178 Castaños, Coahuila, 25780 Mexico. This figure also includes 316,013 shares owned by Agben de Mexico, S.A. de C.V., a corporation in which Jesús Salvador Gil Benavides owns 99% of the equity interests, and therefore is deemed to have voting and dispositive power over the securities held by such entity. The principal address for Agben de Mexico, S.A. de C.V. is Carretera 57 Km 178 Int B Castaños, Coahuila, 25780 Mexico.

(9)	The figure shown includes 164,028 shares of common stock underlying currently exercisable options and 444,090 shares of common stock underlying currently exercisable SARs.

(10)	The figure shown includes 148,187 shares of common stock underlying currently exercisable options, 75,000 shares of common stock underlying currently exercisable SARs, and 33,000 shares of common stock underlying options vesting on March 21, 2025, within 60 days following the Record Date.

(11)	The figure shown includes 149,266 shares of common stock underlying currently exercisable options and 22,990 shares of common stock underlying options vesting on May 1, 2025, within 60 days following the Record Date.

(12)	The figure shown includes 1,082,477 shares of common stock underlying currently exercisable options, 1,601,095 shares of common stock underlying currently exercisable SARs, and 55,990 shares of common stock underlying options vesting within 60 days following the Record Date. The percentage shown is based on 19,058,113 shares outstanding as of the Record Date, plus 1,082,477 shares of common stock underlying currently exercisable options, plus 1,601,095 shares of common stock underlying currently exercisable SARs, plus 55,990 shares of common stock underlying options vesting within 60 days following the Record Date.

(13)	Includes Celia Perez and Juan Carlos Fuentes Sierra.

COMPENSATION OVERVIEW

We qualify as a “smaller reporting company,” as defined in Item 10 of Regulation S-K promulgated under the Exchange Act because our public float was less than $250,000,000 as of the last business day of our most recently completed second fiscal quarter. We have elected to provide in this Proxy Statement certain scaled disclosures as permitted under the Exchange Act for smaller reporting companies. Therefore, we do not provide in this Proxy Statement a compensation discussion and analysis or a Compensation Committee report, compensation and risk disclosures and chief executive officer pay ratio disclosures, among other disclosures.

For the year ended December 31, 2024, our NEOs were:

●	Nicholas J. Randall, President and CEO; Former Chief Operating Officer;

●	W. Matthew Tonn, Chief Commercial Officer;

●	Michael A. Riordan, Vice President, Chief Financial Officer and Treasurer; and

●	James R. Meyer, Former President and CEO.

The following sections discuss the material factors involved in the Company’s decisions regarding the compensation of the Company’s NEOs during 2024. The specific amounts paid or payable to the NEOs are disclosed in the tables and narrative in the section of this Proxy Statement entitled “Executive Compensation.” The following discussion cross-references those specific tabular and narrative disclosures where appropriate.

Effective May 1, 2024, Mr. Randall was promoted from Chief Operating Officer to serve as the Company’s President and CEO, replacing Mr. Meyer who retired from that role effective May 1, 2024.

Executive Summary

Our NEO compensation program is designed to attract, motivate and retain the individuals we need to drive business success. We believe that our executives should act in the long-term interests of our stockholders. Therefore, we pay a significant portion of total compensation to our executives in the form of short-term incentive-based cash compensation and long-term performance-based equity compensation. Our compensation programs also are closely tied to performance, with incentive compensation varying in accordance with objectively determinable Company performance measures.

With the assistance of Meridian Compensation Partners, LLC (“Meridian”), our independent compensation consultant since September 2023 as described below, the Compensation Committee took the following actions with respect to the base salary and annual and long-term incentive compensation programs for our NEOs in 2024:

●	Base compensation. Base salary adjustments for each NEO are considered by the Compensation Committee on an annual basis. For 2024, the Compensation Committee approved merit increases for Mr. Tonn (from $375,000 to $400,000) and Mr. Riordan (from $360,000 to $400,000). Additionally, in connection with his promotion to CEO, Mr. Randall’s base salary was increased from $450,000 to $550,000, effective May 1, 2024, to better align his base compensation with his new position. Mr. Meyer did not receive an increase in his base salary for 2024.

●	Annual incentive compensation. Historically, our annual cash incentive program primarily utilized financial metrics that the Compensation Committee, with input from our CEO, had determined were appropriately linked to stockholder value creation. Accordingly, the performance objectives underlying our annual cash incentive program for 2024 were based on adjusted EBITDA, sales goals, operating cash flow goals and safety goals.

●	Long-term incentive compensation. In January 2024, our Board, at the recommendation of the Compensation Committee, approved awards to Messrs. Randall, Tonn, Riordan and Meyer of time-based restricted shares and time-based stock options, with each form of award comprising approximately 50% of the target long-term incentive opportunity for each NEO. In May 2024, Mr. Randall received a promotional grant in recognition of his being named CEO of 67,619 stock options and 48,077 restricted shares.

When designing our fiscal year 2024 NEO compensation program, the Compensation Committee considered the Company’s fiscal year 2024 budget and financial performance expectations with respect to the annual and long-term incentive plans to ensure a strong link between compensation and performance. The Compensation Committee believes that its actions were balanced in terms of containing costs, calibrating compensation with performance expectations and the degree of difficulty associated with achieving performance goals, and retaining and motivating our NEOs.

Compensation Committee’s Processes and Procedures for Consideration

General Authorities and Responsibilities

The Compensation Committee, consulting with its independent compensation consultant, and with management as necessary, reviews and recommends for approval by the Board our general policies relating to executive officer (as defined in Rule 16a-1(f) under the Exchange Act) compensation and oversees the development and implementation of such compensation programs. The Compensation Committee, consulting with its independent compensation consultant and with management as necessary, reviews and approves, or recommends for ratification by the Board, executive officer (as defined in Rule 16a-1(f) under the Exchange Act) compensation, including, to the extent applicable, (i) salary, bonus and incentive compensation levels, (ii) equity compensation, (iii) employment agreements, severance arrangements and change in control agreements/provisions, in each case as, when and if appropriate, and (iv) other forms of executive officer (as defined in Rule 16a-1(f) under the Exchange Act) compensation. The Compensation Committee meets without the presence of senior management when approving or deliberating on CEO compensation but may, in its discretion, invite the CEO to be present during the approval of, or deliberations with respect to, other executive officer compensation. The Compensation Committee may delegate authority to subcommittees, including committees whose members are not members of the Board, as it deems appropriate.

The Compensation Committee, as a committee or together with independent members of the Board, periodically reviews and approves corporate goals and objectives relevant to executive officer compensation and evaluates the CEO’s performance in light of those goals and objectives. The Compensation Committee recommends for ratification by the Board the CEO’s compensation levels taking into account this evaluation. The Compensation Committee periodically reviews and makes recommendations to the Board with respect to director compensation for non-employee members of the Board and its committees.

Oversight of Compensation Plans

The Compensation Committee oversees, periodically reviews and makes recommendations to the Board with respect to stock incentive plans, stock purchase plans, bonus plans, deferred compensation plans, an executive compensation recovery policy and similar programs. The Compensation Committee has the power and authority under its charter to oversee these plans and policies, establish guidelines, interpret plan and policy documents, select participants, approve grants and awards and exercise discretion (as provided in its charter) as may be permitted or required under such plans or policies, as applicable. The Compensation Committee may also undertake such additional activities within the scope of its primary function as the Board or the Compensation Committee may from time to time determine or as may otherwise be required by law, the Board or our Charter or Bylaws.

Compensation Consultant

The Compensation Committee has the authority to obtain advice and assistance from internal or external legal, accounting or other advisors as it deems appropriate or necessary. The Compensation Committee has the authority to conduct or authorize investigations into any matter within its scope of responsibilities, and retain, at the Company’s expense, such independent counsel, compensation consultant or other consultants and advisors as it deems necessary. During 2024, the Compensation Committee received independent compensation consulting advice from Meridian, including advice on director and executive compensation levels and incentive plan design work relating to the NEOs. The Compensation Committee has reviewed the independence of Meridian in light of SEC rules and Nasdaq listing standards regarding compensation consultants and has concluded that Meridian’s work for the Compensation Committee does not raise any conflict of interest.

Compensation Philosophy and Objectives

The Compensation Committee has adopted, and periodically reviews, an executive compensation philosophy statement. This statement sets forth the Company’s values and beliefs regarding the nature of its executive compensation strategy and programs. The purpose of our philosophy is twofold: to serve as a link between the interests of the Company’s stockholders and its compensation arrangements, and to serve as a framework for program design and assessment. The application of these values and beliefs reflects and takes into account a broad business context. Business judgment is brought to bear to determine the appropriate application of these values and beliefs in each circumstance. In periodically reviewing the executive compensation philosophy statement, the Compensation Committee will revise the statement as necessary to ensure that it is properly linked to the Company’s business strategies and to reflect changes to the Company’s business operations and goals, as well as external market conditions.

Our compensation program is designed to attract, motivate and retain the highly talented individuals that the Company needs to drive business success. The program reflects the following principles:

●	Company employees should act in the interests of the Company’s stockholders. We believe that the best way to encourage our employees to act in the long-term interests of the Company’s stockholders is through an equity stake in the Company. We pay a significant portion of total compensation to executives and certain other key employees in the form of long-term performance-based equity compensation, such as stock options and restricted shares.

●	Compensation should be related to Company performance. The Company’s compensation program endeavors to reinforce the Company’s business and financial objectives. Employee compensation will vary based on objectively determinable measures of Company performance. When the Company performs well based on financial measures, employees will receive greater incentive compensation. When the Company does not meet objectives, incentive awards will be reduced, potentially to zero.

●	Other goals. The Company’s compensation program is designed to balance short-term and long-term financial objectives.

Elements of Executive Compensation

Total compensation for each NEO is comprised of base salary, annual cash incentive awards, long-term equity awards, retirement and post-employment benefits, including severance protection, and other benefits. The various elements of executive compensation reflect the policies summarized below:

Element	Purpose
Base Salary	Base salary is comprised of periodic, fixed payments made to each NEO. Base salary is provided to each NEO in order to provide the NEO with a degree of financial certainty and to competitively compensate the NEO for rendering ongoing services to the Company. Competitive base salaries further the compensation program’s objectives by allowing the Company to attract and retain talented employees by providing a fixed portion of compensation.
Annual Cash Incentive Awards	The primary purposes of the annual cash incentive program are to incentivize employees to achieve certain pre-determined performance objectives over the fiscal year that, among other things, are linked to stockholder value creation and to competitively reward employees for achieving results.
Long-Term Incentive Awards	The primary purpose of the long-term incentive award program is to align employee and stockholder interests through equity instruments that incentivize employees to increase stockholder value, competitively reward employees for increasing stockholder value, and retain employees who are critical to value creation.
Post-Employment Benefits	In the event of certain qualifying terminations of employment, termination benefits provide NEOs with additional financial security, which we believe is necessary to attract and retain talented executives. For more details, see below under “Severance Arrangements”.
Retention and Change in Control Benefits	We provide NEOs with certain retention and change in control benefits that we believe help minimize inherent conflicts of interest that may arise for executives in potential change in control transactions.

Base Salary

In general, the Company’s executive compensation philosophy is to provide base salaries at a level that allows the Company to attract and retain executives that have the ability and experience to manage the business, utilizing, in the aggregate, the median of a comparison group as a target for each specific executive officer position. Base salary may vary from the median in certain cases based on the executive officer’s skills and experience. For details about the Company’s process for establishing the comparison group median for executive officer positions, see the section of this Proxy Statement entitled “Compensation Overview—Elements of Executive Compensation—Determination of Compensation.” The objective is to reward executives with upside for superior performance through our annual and long-term incentive programs. The Compensation Committee considers base salary adjustments for each NEO on an annual basis.

The 2023 and 2024 base salaries of our NEOs are shown in the table below. The base salary amounts reflect those that were in effect on December 31 of the year presented, unless otherwise noted.

NEO	2023 Base Salary	2024 Base Salary	% Change
Nicholas J. Randall(1)	-	$550,000	-
W. Matthew Tonn	$375,000	$400,000	7% increase
Michael A. Riordan	$360,000	$400,000	11% increase
James R. Meyer(2)	$625,000	$625,000	0% increase

(1)	Mr. Randall was not an NEO in 2023. In 2024, his base salary increased by 22% from $450,000 to $550,000, effective May 1, 2024, in connection with his promotion to CEO.

(2)	Mr. Meyer served as CEO until May 1, 2024.

The increase in Mr. Randall’s base salary in 2024 reflects a market adjustment to bring Mr. Randall’s base salary closer to market level when compared to similarly situated CEOs. This adjustment was based on a benchmarking analysis completed by Meridian. The amount of each NEO’s base salary is the reference point for certain other elements of the NEO’s compensation. For example, the potential annual cash incentive and long-term incentive award for each NEO is based, in part, on the NEO’s base salary. NEO cash severance benefits also are determined, in part, by base salary.

Annual Cash Incentive Awards

Annual incentive plan performance measures and goals are linked to the Company’s business plan. Performance goals are recalibrated each year based on that year’s budget, business plan, goals and other relevant considerations. For 2024, the performance objectives underlying our annual cash incentive program were based on adjusted EBITDA (weighted 31.7% and met at 190%), sales goals (weighted 31.7% and met at 20%), operating cash flow (weighted 31.7% and met at 200%), and safety goals (weighted 5% and met at 200%). Due to the Company’s actual performance compared to the goals previously approved by the Compensation Committee and the Board, the Compensation Committee approved payouts under the 2024 annual incentive program at 139.7% of target.

Long-Term Incentive Awards

The Company maintains the 2022 Long-Term Incentive Plan, adopted at the 2022 annual meeting (as amended, “2022 LTIP”), the 2018 Long-Term Incentive Plan (“2018 LTIP”) and the 2005 Long-Term Incentive Plan (“2005 LTIP”) (together with the 2018 LTIP, the “Prior LTIP”). Under the 2022 LTIP and the Prior LTIPs, the Company is and was, respectively, able to grant to NEOs and other eligible employees cash incentive awards, stock options, share appreciation rights, restricted shares, restricted share units, performance shares, performance units, dividend equivalents and other share-based awards.

In January 2024, our Board, at the recommendation of the Compensation Committee, approved awards to our NEOs of time-based restricted shares and time-based stock options, with each form of award comprising approximately 50% of the target long-term incentive opportunity for each NEO. The Compensation Committee has granted stock options (and previously, SARs) to align the compensation of our NEOs more closely with increases in stockholder value over the long term and to provide, when combined with the other elements of compensation, market-competitive performance-based total compensation opportunities to our NEOs.

The following table sets forth the number of annual equity incentive awards granted to each of our NEOs in 2024:

NEO	Options	Restricted Shares
Nicholas J. Randall	144,900	103,022
W. Matthew Tonn	86,940	61,814
Michael A. Riordan	83,463	59,341
James R. Meyer	241,500	171,704

In May 2024, Mr. Randall also received a promotional grant in recognition of his being named CEO of 67,619 stock options and 48,077 restricted shares, each subject to the same vesting conditions as his annual awards.

The NEOs’ restricted share awards generally vest on the third anniversary of the grant date, subject to each NEO’s continued service through the applicable vesting date. The NEOs’ option awards generally vest in three equal installments, beginning on the first anniversary of the grant date, subject to each NEO’s continued service through the applicable vesting date. As previously disclosed, Mr. Meyer’s options and restricted shares awards are eligible for retirement vesting treatment under the Company’s Executive Severance Plan (as defined below).

Retirement and Pension Benefits

The Company provides matching contributions to participants in the Company’s 401(k) Plan of up to 4% of eligible compensation. These matching contributions and any earnings thereon generally are held and invested under the plans until termination of the participant’s employment. The Company also maintains a tax-qualified defined benefit pension plan, for the benefit of eligible employees. Benefits under our pension plan are frozen and will not be impacted by increases due to future service and compensation increases. None of the NEOs participate in the Company pension plan. The Company does not make available a non-qualified deferred compensation plan for its NEOs or other employees.

Change in Control and Post-Employment Benefits

For 2024, we set termination and change in control benefits at levels that we believe fall within the range of competitive market practices. Each of our NEOs is eligible to receive certain payments and benefits in connection with his or her termination of employment under various circumstances, including following a change in control of the Company, under the Company’s Executive Severance Plan and the 2022 LTIP (and the associated award agreements).

Severance Arrangements

Under the Company’s Executive Severance Plan, as amended and restated January 17, 2022 (the “Executive Severance Plan”), each of our NEOs, other than Mr. Meyer who retired as CEO in May 2024, is currently eligible for payments and benefits in connection with certain terminations of their employment.

Executive Severance Plan

The Executive Severance Plan covers executives who are designated by the Company to participate (each, a “Participant”). Upon a Participant’s termination of employment for any reason, including death, disability, voluntary resignation, and termination by the Company for Cause (as defined in the Executive Severance Plan), the Participant is entitled to the following accrued obligations: (i) accrued base salary and unused vacation through the date of termination, (ii) prior fiscal year bonuses that were previously earned but not yet paid, and (iii) accrued and vested benefits and unreimbursed expenses incurred but unpaid as of the date of termination.

In addition, Participants who experience an involuntary termination of employment by the Company without Cause or a resignation for Good Reason (as defined in the Executive Severance Plan), are also entitled under the Executive Severance Plan to (i) 12 months of base salary continuation, (ii) an amount equal to the average of the annual bonuses paid to them for the last two full years, payable on March 15 of the year following termination, and (iii) 12 months of subsidized participation in the Company’s group health plan for the Participant and their covered family members, where the Participant’s costs for the coverage shall be at the same cost and coverage levels as apply to active employees. To qualify for the foregoing benefits, the Participant must provide transition services to the Company, if reasonably requested by the Board, for up to 12 months following such Participant’s termination.

Following a Change in Control (as defined in the Executive Severance Plan), if a Participant is not retained by the successor employer on terms substantially comparable in the aggregate to the terms on which they were employed prior to the Change in Control, the Participant’s termination shall qualify as a resignation for Good Reason, making them eligible for the benefits noted above. Otherwise, the Executive Severance Plan does not provide for special severance benefits if a Participant is terminated in connection with a Change in Control.

For Participants who experience a “Qualifying Retirement” (as defined in the Executive Severance Plan), the following special Executive Severance Plan benefits shall apply to their outstanding equity incentive awards: (i) such awards shall continue to vest as if the Participant had remained in continuous service through (a) each applicable vesting date (or if earlier, the date the award is no longer subject to a substantial risk of forfeiture), or (b) for awards subject to performance-vesting, through the performance period, with any performance goal or metric vesting only based upon the achievement of the same, and (ii) any options and SAR awards that are vested or become vested under (i), shall remain exercisable until the earlier of their original expiration date or the 10-year anniversary of their grant date.

Employment Agreements and Other Arrangements for NEOs

Nicholas J. Randall. Mr. Randall was appointed Chief Operating Officer on June 26, 2023 pursuant to an offer letter, dated May 12, 2023 (the “Randall Agreement”). Mr. Randall serves as President and CEO as of May 1, 2024. The Randall Agreement does not provide for a specified term. The Randall Agreement provides for a base salary of $450,000 for Chief Operating Officer and $550,000 for President and CEO; target and maximum bonus opportunities of 100% and 200%, respectively, of his base salary as CEO; target long-term incentive plan (“LTIP”) award equal to 150% of base salary; a sign-on award granting 300,000 stock options, subject to performance and service vesting conditions under the 2022 LTIP; a sign-on bonus of $250,000; and the reimbursement of certain qualifying moving and relocation expenses. Mr. Randall is entitled to participate in all management incentive plans and to receive all benefits under any employee benefit plan made available to employees. Mr. Randall became a participant in the Company’s Executive Severance Plan as of his start date.

Mr. Randall has agreed to keep confidential certain information, to assign intellectual property rights to the Company and to certain restrictions with respect to non-competition and non-solicitation of current or prospective customers that apply for one year following termination of employment, and non-solicitation of employees that apply for two years following termination of employment.

W. Matthew Tonn. Mr. Tonn was appointed Chief Commercial Officer effective September 30, 2019 pursuant to an offer letter, dated June 9, 2019 (the “Tonn Agreement”). The Tonn Agreement does not provide for a specified term. The Tonn Agreement provides for a base salary of $310,000; threshold, target, and maximum bonus opportunities of 20%, 50% and 100%, respectively, of his base salary; a sign-on award granting 40,000 restricted shares of Company stock under the LTIP; and a signing bonus of $50,000. Mr. Tonn is entitled to participate in all management incentive plans and to receive all benefits under any employee benefit plan made available to employees.

Mr. Tonn is a participant in the Company’s Executive Severance Plan. Mr. Tonn is also eligible for additional severance in the event his employment is terminated by the Company without “Cause” or he terminates his employment for “Good Reason” within 24 months following a “Change in Control” (each as defined in the Executive Severance Plan). Upon the occurrence of such event, in addition to any benefits provided under the Executive Severance Plan, Mr. Tonn is eligible to receive continued base salary for an additional 12-month period following termination of employment, an additional payment equal to the average of the annual bonuses paid for the last two full years and an additional six months of health insurance continuation. In the event of a Change in Control while Mr. Tonn is employed with the Company, his equity vesting will be accelerated, and he will receive a transaction payment equal to 75% of his annual base salary.

Mr. Tonn has agreed to keep confidential certain information, to assign intellectual property rights to the Company and to certain restrictions with respect to non-competition and non-solicitation of current or prospective customers that apply for one year following termination of employment, and non-solicitation of employees that apply for two years following termination of employment.

Michael A. Riordan. In connection with Mr. Riordan’s appointment as Vice President, Chief Financial Officer and Treasurer, the Company and Mr. Riordan entered into a letter agreement regarding the terms of employment (the “Riordan Agreement”) dated March 18, 2022 and effective as of March 21, 2022. The Riordan Agreement does not provide for a specified term. It provides for an initial base salary of $300,000 per year; threshold, target and maximum annual bonus opportunities of 20%, 50% and 100%, respectively, of his base salary, and a sign-on award granting (i) 40,000 restricted shares of Company stock under the LTIP and (ii) 100,000 Company stock options. Mr. Riordan is entitled to participate in all management incentive plans and to receive all benefits under any employee benefit plan made available to employees. Mr. Riordan is a participant in the Company’s Executive Severance Plan.

Mr. Riordan has agreed to keep confidential certain information, to assign intellectual property rights to the Company and to certain restrictions with respect to non-competition and non-solicitation of current or prospective customers that apply for one year following termination of employment, and non-solicitation of employees that apply for two years following termination of employment.

James R. Meyer. Mr. Meyer retired as CEO, effective May 1, 2024. As previously disclosed, Mr. Meyer was eligible for retirement vesting on his then-outstanding equity awards in connection with his “Qualifying Retirement” under the terms of the Executive Severance Plan. Mr. Meyer continues to be bound by certain confidentiality, non-solicitation, non-competition and non-disparagement restrictions that apply for one year following his retirement.

Stock Ownership Guidelines

The Board requires that the Company’s NEOs and meet minimum stock ownership requirements that are consistent with industry standards and are set forth in the Company’s Corporate Governance Guidelines. Each NEO must maintain Company stock holdings at least equal to the aggregate number of shares (including options or shares granted but not vested) that the Company has awarded to such NEO during the three-year period ending on any given date of determination. As of December 31, 2024, the stock ownership of each of our NEOs either (i) exceeded the Company’s minimum stock ownership requirements or (ii) was in the transition period to comply with such guidelines.

Executive Compensation Recovery Policy (“Clawback Policy”) and other Clawbacks

In 2023, the Company adopted a new Clawback Policy in accordance with Section 10D of the Exchange Act and Rule 10D-1 promulgated thereunder (collectively, “Section 10D”). In the event the Company is required to prepare an accounting restatement, the Clawback Policy provides that the Company will within a reasonably prompt timeframe recover the erroneously awarded compensation from covered executive officers in accordance with Section 10D and Nasdaq rules. In addition, the Company’s incentive equity awards provide for forfeiture and clawback of incentive equity awards in connection with a breach of certain restrictive covenants.

Company Insider Trading Policy

The Company’s Insider Trading Policy prohibits directors, NEOs, other officers who are subject to Section 16 of the Exchange Act, and certain other employees who may be designated from time to time by the Company’s General Counsel (collectively, “Insiders”) from the following actions, without prior written consent from the Company’s General Counsel: (i) trading in Company securities during certain restricted periods, (ii) engaging in short sales of Company securities, (iii) buying or selling Company options (other than options granted pursuant to the Company’s long-term incentive plans), including puts or calls, (iv) holding Company securities in margin accounts and/or pledging Company securities as collateral, (v) hedging transactions, and (vi) placing standing orders with a broker to buy or sell Company securities that have a duration in excess of two (2) business days (other than when such orders are made pursuant to a trading plan that complies with SEC Rule 10b5-1). In addition, Insiders must preclear transactions in Company securities in advance with the Company’s General Counsel.

While the Company is not subject to the Insider Trading Policy itself, the Company will not engage in transactions in its securities while aware of material nonpublic information. We believe that the Company’s Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding 2024 compensation for each of the Company’s NEOs. Pursuant to SEC rules, information regarding 2023 compensation is presented for each executive who was also an NEO.

Summary Compensation Table
Name	Principal Position	Year	Salary (1)	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)	All Other Compensation	Total
Nicholas J. Randall	President and CEO	2024	$516,666	$450,481	$450,487	$757,889	$122,512	$2,298,035

W. Matthew Tonn	Chief Commercial Officer	2024	$400,000	$168,752	$168,727	$275,596	$16,200	$1,029,275
		2023	$375,000	$125,625	$125,003	$184,250	$16,812	$826,690
Michael A. Riordan	Vice President, Chief Financial Officer and Treasurer	2024	$400,000	$162,001	$161,979	$275,596	$16,200	$1,015,776
		2023	$360,000	$112,500	$111,943	$165,000	$9,724	$759,167
James R. Meyer	Former President and CEO	2024	$213,140	$468,752	$468,686	-	$153,679	$1,304,257
		2023	$625,000	$423,749	$421,651	$621,500	$20,724	$2,112,624

(1)	Amounts disclosed in the Salary column represent base salary earned by the NEO during the respective year and include amounts deferred at the officer’s election.

(2)	Amounts disclosed in the Stock Awards column for 2024 relate to grants of restricted shares made under the 2022 LTIP. With respect to each restricted share, the amounts disclosed generally reflect the grant date fair value computed in accordance with ASC Topic 718. The grant date fair value of each restricted share was determined by multiplying the number of restricted shares granted by the average of the high and low stock trading prices for the Company’s common stock as reported by Nasdaq on the grant date. The assumptions used in calculating the grant date fair value of each restricted share award are disclosed in the notes to the consolidated financial statements in the Annual Report.

(3)	Amounts disclosed in the Option Awards column for 2024 relate to grants of stock options made under the 2022 LTIP. With respect to each award, the amounts disclosed generally reflect the grant date fair value computed in accordance with ASC Topic 718, determined using a Black-Scholes option valuation model. The assumptions used in calculating the grant date fair value of all awards are disclosed in the notes to the consolidated financial statements in the Annual Report.

(4)	Amounts disclosed in the Non-Equity Incentive Plan Compensation column represent amounts earned in the reported year under the Company’s annual cash incentive program.

Supplemental Narrative to Summary Compensation Table

A substantial portion of the total compensation reported in the Summary Compensation Table above is paid to the NEOs pursuant to the terms of their employment agreements or other compensation plans maintained by the Company. See the section of this Proxy Statement entitled “Compensation Overview” for more information. In addition to other benefits, the “All Other Compensation” column of the Summary Compensation Table includes: (i) $106,312 in relocation reimbursements to Mr. Randall, related to his relocation to the Company’s Chicago headquarters; and (ii) $62,500 in cash and $74,999 in restricted shares representing director compensation fees related to Mr. Meyer’s 2024 service as a non-employee director, beginning on May 14, 2024. Prior to May 14, 2024, Mr. Meyer did not receive additional compensation in connection with his service as an employee director.

Outstanding Equity Awards at 2024 Fiscal Year-End

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised and Unearned Options(1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
Nicholas J. Randall								103,022	(3)	923,077
								48,077	(4)	430,770
	100,000	200,000	(5)			2.73	6/26/2033
	49,266	103,022	(6)			2.73	1/4/2034
		67,619	(7)			3.52	5/1/2034

W. Matthew Tonn								32,886	(8)	294,659
								39,014	(9)	349,565
								61,814	(3)	553,853
	144,090					1.66	1/24/2030
	300,000					2.38	1/5/2031
	49,162					3.81	1/28/2031
	32,058	15,791	(10)			3.82	1/17/2032
	19,008	36,900	(11)			3.22	1/6/2033
		86,940	(6)			2.73	1/4/2034

Michael A. Riordan								14,110	(8)	126,426
								40,000	(12)	358,400
								34,938	(9)	313,044
								59,341	(3)	531,695
	25,000					2.58	11/30/2030
	50,000					2.38	1/5/2031
	10,467					3.81	1/28/2031
	5,895	2,904	(10)			3.82	1/17/2032
	67,000	33,000	(13)			4.30	3/21/2032
	17,022	33,045	(11)			3.22	1/6/2033
		83,463	(6)			2.73	1/4/2034

James R. Meyer								20,408	(14)	182,856
				350,000	(15)	16.44	7/31/2027
	33,025					16.66	1/12/2028
	72,959					7.41	1/14/2029
	332,005					1.66	1/24/2030
	750,000					2.38	1/5/2031
	113,276					3.81	1/28/2031
	108,139	53,263	(10)			3.82	1/17/2032
	64,118	124,467	(11)			3.22	1/6/2033
		241,500	(6)			2.73	1/4/2034

(1)	Represents unearned non-qualified performance-based stock options.

(2)	Market value of unvested restricted shares based on closing price of the Company’s common stock on the Nasdaq of $8.96 per share on December 31, 2024.

(3)	Restricted share award vesting on January 4, 2027.

(4)	Restricted share award vesting on May 1, 2027.

(5)	The performance condition for the award was met during 2024. The stock options remain subject to service vesting conditions, providing that the award vests in three equal annual installments beginning on June 26, 2024.

(6)	Stock option award vesting in three equal annual installments beginning on January 4, 2025.

(7)	Stock option award vesting in three equal annual installments beginning on May 1, 2025.

(8)	Restricted share award vested on January 17, 2025.

(9)	Restricted share award vesting on January 6, 2026.

(10)	Stock option award vesting in three equal annual installments beginning on January 17, 2023.

(11)	Stock option award vesting in three equal annual installments beginning on January 6, 2024.

(12)	Restricted share award vested on March 21, 2025.

(13)	Stock option award vesting in three equal annual installments beginning on March 21, 2023.

(14)	Restricted share award received in connection with director service, vesting on the earlier of (i) May 14, 2025, or (ii) the last trading day before the date of the Annual Meeting. The Company’s Outstanding Equity Awards at 2023 Fiscal Year-End in the Company’s 2023 proxy statement showed Mr. Meyer’s 2022 and 2023 restricted share awards as outstanding and thus did not account for the retirement vesting treatment applicable to such awards, described in more detail above under the section of this Proxy Statement entitled “Executive Severance Plan.” Those awards vested on May 5, 2023, when they ceased being subject to a substantial risk of forfeiture.

(15)	Represents performance-based stock options, which will vest if the average closing price per share of the Company’s stock over the previous 90 calendar days (the “Threshold Stock Price”) exceeds the closing price per share of the Company’s stock on July 31, 2017 (the “Reference Stock Price”) as follows: 34% of the stock options will vest if the Threshold Stock Price exceeds the Reference Stock Price by $5.00; another 33% of the stock options will vest if the Threshold Stock Price exceeds the Reference Stock Price by $10.00; and the remaining 33% of the stock options will vest if the Threshold Stock Price exceeds the Reference Stock Price by $15.00. Such stock price appreciation goals can be achieved at any point during the options’ ten-year contractual term.

Potential Payments upon Termination or Change in Control

Each NEO is eligible for certain payments and benefits at, following, or in connection with the resignation, severance, retirement or other termination of the NEO or a change in control of the Company. These benefits are in addition to benefits generally available to salaried employees. The Company does not provide any of its executives with change in control tax gross-ups.

For a description of the potential payments and benefits payable to NEOs upon a termination or change in control, see the section of this Proxy Statement entitled “Compensation Overview—Elements of Executive Compensation—Change in Control and Post-Employment Benefits.”

Pay vs. Performance

As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between compensation actually paid (“CAP”) (as defined in Item 402(v)) and performance.

Year(1)	SCT Total for Randall	CAP for Randall(2)	SCT Total for Meyer	CAP for Meyer(2)	Average SCT for Non-PEO NEOs	Average CAP for Non-PEO NEOs(2)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return	Net Income(3)
2024	$2,298,035	$4,846,704	$1,304,257	$4,033,777	$1,022,526	$2,707,490	$243	($75,817,000)
2023	-	-	$2,112,624	$1,088,052	$792,929	$668,546	$73	($23,544,000)
2022	-	-	$2,042,472	$2,156,711	$842,552	$485,722	$86	($38,847,000)

(1)	Mr. Randall was our Principal Executive Officer (“PEO”) since May 1, 2024, with Mr. Meyer serving as PEO prior to May 1, 2024, in fiscal years 2024, 2023 and 2022. The individuals comprising the Non-PEO named executive officers (NEOs) for each year presented are listed below:

2022	2023	2024
Terrence R. Rogers	Terrence R. Rogers	W. Matthew Tonn
W. Matthew Tonn	W. Matthew Tonn	Michael A. Riordan
Michael A. Riordan	Michael A. Riordan

(2)	The table below provides the details on the manner in which CAP was determined based on the summary compensation table total (“SCT Total”) amounts shown for the PEO and the other Non-PEO NEOs.

	SCT Total	Subtract Reported SCT Stock Awards Value	Subtract Reported SCT Option Awards Value	Add FYE fair value of outstanding and unvested awards granted during the FY	Add vesting date fair value of awards that are granted and vest during the FY	Add Change in fair value of outstanding and unvested awards at FYE from prior FYE	Add the Change in fair value of awards that vested during the FY from the prior FYE	Subtract the fair value as of the prior FYE for awards that did not vest	CAP

2024
Randall	$2,298,035	$450,481	$450,487	$3,034,389		$278,832	$136,416	-	$4,846,704
Meyer	$1,304,257	$468,752	$468,686	$2,097,951	$475,620	$1,052,554	$40,833	-	$4,033,777
Avg. Non-PEO NEOs	$1,022,526	$165,377	$165,353	$1,218,422		$768,708	$28,564	-	$2,707,490

2023
PEO(4)	$2,112,624	$423,749	$421,651	$339,453	$376,373	$(911,602)	$16,604	$-	$1,088,052
Avg. Non-PEO NEOs	$792,929	$119,063	$118,473	$195,213		$(89,248)	$7,188	$-	$668,546

2022
PEO	$2,042,472	$423,749	$423,750	$700,715		$201,858	$59,166	$-	$2,156,711
Avg. Non-PEO NEOs	$842,552	$157,799	$186,917	$202,696		$(48,473)	$19,546	$(185,884)	$485,722

(3)	The dollar amounts reported represent the amount of net income (loss) reflected in the Company’s audited financial statement for the applicable year.
(4)	The 2023 CAP value for Mr. Meyer did not account for the retirement vesting treatment for his restricted shares and has been corrected.

The graphs below depict the relationship between the PEO’s and Other NEO’s Average CAP during 2022, 2023 and 2024 compared to the Company’s total stockholder return (“TSR”) and Net Income (Loss).

Stock Option Grant Practices

The Company has certain practices relating to the timing of grants of stock options. For annual option awards to our senior management, including executive officers, grants of stock options are generally made by the Compensation Committee on a predetermined schedule. In certain circumstances, including the hiring or promotion of an officer, the Compensation Committee may approve grants to be effective at other times. The Compensation Committee has delegated the authority to the CEO to make small discretionary stock option grants to non-executive employees under the Company’s Presidential Awards program, subject to guidelines established by the Compensation Committee. The Presidential Awards generally are made during the first quarter following the end of the prior fiscal year. The Compensation Committee does not currently take material non-public information into account when determining the timing and terms of stock option awards, except that if the Company determines that it is in possession of material non-public information on an anticipated grant date, the Compensation Committee expects to defer the grant until a date on which the Company is not in possession of material non-public information. It is the Compensation Committee’s policy not to time the award of equity-based compensation to coincide with the release of favorable or unfavorable material non-public information about the Company.

Equity Compensation Plan Information

The following table contains information as of December 31, 2024 about the Company’s equity compensation plans, all of which have been approved by the Company’s stockholders.

	Number of common shares to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights	Number of common shares remaining available for future issuance under equity compensation plans (excluding common shares reflected in the first column)
Equity compensation plans approved by stockholders	3,524,978		$3.04	3,125,031	(1)
Equity compensation plans not approved by stockholders	300,000	(2)	$2.73	-
Total	3,824,978		$3.02	3,125,031

(1)	Represents shares of common stock authorized for issuance under the 2022 LTIP in connection with awards of stock options, share appreciation rights, restricted shares, restricted share units, performance shares, performance units, dividend equivalents and other share-based awards.

(2)	Constitutes inducement grant of 300,000 stock options that remain outstanding as of December 31, 2024.

DIRECTOR COMPENSATION

Set forth below are summaries of the compensation paid to each of our non-employee directors in 2024, in both cash and equity awards. No information is presented for Mr. Randall, who joined the Board on May 1, 2024 and does not receive any compensation for his role as an employee director. The compensation paid to Mr. Meyer in connection with his service as a non-employee director since May 1, 2024 is reported above under the “All Other Compensation” column of the Summary Compensation Table.

2024 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Elizabeth K. Arnold	71,291	74,999	146,290
Rodger Boehm	65,291	74,999	140,290
José De Nigris Felán	52,291	74,999	127,290
William D. Gehl	87,574	74,999	162,573
Jesús Salvador Gil Benavides	47,541	74,999	122,540
Travis Kelly	51,291	74,999	126,290
Malcolm F. Moore	66,291	74,999	141,290

(1)	Includes the following: annual retainer fees, committee chairmanship fees, Board fees, and committee meeting attendance fees (as defined below):

	Ms. Arnold ($)	Mr. Boehm ($)	Mr. De Nigris Felán ($)	Mr. Gehl ($)	Mr. Gil Benavides ($)	Mr. Kelly ($)	Mr. Moore ($)
Retainer	51,291	51,291	51,291	51,291	47,541	51,291	51,291
Chairmanship	15,000	10,000	-	33,283	-	-	10,000
Attendance	5,000	4,000	1,000	3,000	-	-	5,000
Total	71,291	65,291	52,291	87,574	47,541	51,291	66,291

(2)	Represents the grant date fair value of restricted shares granted by the Company during 2024 computed in accordance with ASC Topic 718. Grant date fair value was determined by multiplying the number of restricted shares granted by the average of the high and low stock trading prices for the Company’s common stock as reported by Nasdaq on the grant date.

The number of shares awarded to non-employee directors during 2024 and the aggregate unvested stock awards as of December 31, 2024 are as follows:

Director	Stock Awards During 2024 (#)	Aggregate Unvested Stock Awards (#)
Elizabeth K. Arnold	20,408	20,408
Rodger Boehm	20,408	20,408
José De Nigris Felán	20,408	20,408
William D. Gehl	20,408	20,408
Jesús Salvador Gil Benavides	20,408	20,408
Travis D. Kelly	20,408	20,408
Malcolm F. Moore	20,408	20,408

We reimburse directors for expenses incurred in connection with attendance at Board or committee meetings. Our Board, at the recommendation of the Compensation Committee based on the study and suggestions of its independent compensation consultant, approved the Company’s non-executive director compensation policy (the “Director Compensation Policy”), which became effective May 22, 2022, and which was subsequently amended, effective May 1, 2024. Under the Director Compensation Policy, our non-employee directors receive an annual cash retainer payable to non-employee members of the Board of $55,000 (increased from $45,000), and an annual equity grant of restricted shares valued at $75,000 (increased from $65,000), with the award vesting fully on the earlier of (a) the first anniversary of the date of grant or (b) the next annual meeting of the Company’s stockholders following the date of grant.

In addition, the Chair and members of each Board committee receive additional compensation as follows:

Chair Retainer (annual)
Audit	$15,000
Compensation	$10,000
Nominating and Corporate Governance	$10,000

The Chairman of the Board receives an additional cash retainer of $70,000 per year and, effective as of May 14, 2024, the Lead Independent Director receives an annual additional cash retainer of $15,000. Effective May 14, 2024, non-employee members of the Board no longer receive attendance meeting fees annually of (i) $1,000 per committee meetings, and (ii) $1,000 per Board meeting in excess of seven Board meetings. The cash retainers are (and legacy meeting fees were) payable on a quarterly basis, in arrears, on the first day of each quarter. The Company does not provide any incentive-based non-equity compensation to directors and does not maintain a defined benefit or actuarial pension plan or a deferred compensation plan for directors.

Stock Ownership Guidelines

The Board requires that each non-executive director will maintain an amount of Company stock holdings at least equal in value to three times the amount of annual cash retainer paid to the non-executive director (not including any additional fees for service on a Board committee or as chair of a committee). The director may reduce the amount of stock holdings by the number of shares the director has applied directly to the payments of taxes on such awards. Company stock holdings that count towards meeting ownership requirements include: (a) shares owned outright or in trust, and (b) stock options, restricted shares or restricted share units, including options or shares granted but not vested. If a director consistently fails to comply with the stock ownership requirements, the Compensation Committee will take such actions as it deems appropriate, including, but not limited to allocating an additional amount of the director’s annual compensation to the purchase of stock in accordance with the program or reducing future equity compensation awards.

As of December 31, 2024, the stock ownership of each of our non-executive directors either (i) exceeded the Company’s minimum stock ownership requirements, or (ii) was in the transition period to comply with such guidelines.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Under its charter, our Audit Committee is responsible for the review and approval of “related-person transactions” involving the Company or its subsidiaries and related persons. As defined under the SEC’s rules, a “related person” is a director, executive officer, nominee for director or 5% stockholder of the Company, and their immediate family members. Any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds the lesser of $120,000 or 1% of the average of the Company’s total assets at year end for the last two completed fiscal years and a related person has a direct or indirect material interest must be reported in our filings with the SEC pursuant to its rules.

The following persons are owners of Fasemex Mexico: Jesús Salvador Gil Benavides, a director of the Company and former VP, Operations; and Alejandro Gil and Salvador Gil, siblings of Jesús Salvador Gil Benavides. Fasemex Mexico owns approximately 10.6% of the outstanding shares of Common Stock as of December 31, 2024 and provides steel fabrication services to the Company. The lessors of our railcar production facility in Castaños, Coahuila, Mexico (the “Manufacturing Facility”) are Jesús Salvador Gil Benavides, Alejandro Gil, and Salvador Gil. Distribuciones Industriales JAS S.A. de C.V. (“DI”) is owned by Alejandro Gil and Salvador Gil and provides material and safety supplies to the Company. Maquinaria y equipo de transporte Jova S.A. de C.V (“METJ”) is owned by Jorge Gil, a sibling of Jesús Salvador Gil Benavides, and provides trucking services to the Company. Fasemex Mexico, DI, METJ, Jesús Salvador Gil Benavides, Alejandro Gil, Salvador Gil, and Jorge Gil are collectively referred to as the “Gil Family.”

The Company paid approximately $27,214,000 to the Gil Family during the year ended December 31, 2024, related to steel fabrication services, rent and security deposit payments for the Manufacturing Facility, material and safety supplies, trucking services and royalty payments.

Commercial Specialty Truck Holdings, LLC (“CSTH”) is minority owned by James R. Meyer, current Executive Chairman of our Board and, as of the Annual Meeting Chairman of our Board, and beneficial owner of over 5% of our Common Stock. The Company sold specialty parts supplies in an amount equal to approximately $885,000 to CSTH during the year ended December 31, 2024.

Related party assets on the consolidated balance sheet of approximately $959,000 as of December 31, 2024 includes other receivables of approximately $614,000 from the Gil Family and approximately $345,000 from CSTH. Related party accounts payable on the consolidated balance sheet of approximately $2,693,000 as of December 31, 2024 is payable to the Gil Family.

An affiliate of the Lender, OC III LFE II LP (“OC III LFE”) and various affiliates of OC III LFE (collectively, the “Warrantholder”) beneficially own approximately 49.3% of the outstanding shares of Common Stock. On December 31, 2024, the Company redeemed 85,412 shares of non-convertible Series C Preferred Stock (the “Preferred Stock”) from the Warrantholder at $1,000 per share, for a total redemption price of approximately $113,275,000 including paid accrued dividends of approximately $27,863,000, and a cash fee of approximately $2,163,000 upon redemption of the Preferred Stock.

STOCKHOLDER NOMINATIONS AND PROPOSALS FOR 2026 ANNUAL MEETING

Stockholders who, in accordance with SEC Rule 14a-8, wish to present proposals for inclusion in our proxy statement and form of proxy to be distributed in connection with next year’s annual meeting of stockholders must submit their proposals so that they are received by us at our principal executive offices no later than the close of business on December 4, 2025. Proposals should be sent to the attention of the Corporate Secretary. More information regarding stockholder proposals under Rule 14a-8, including procedural and substantive requirements and reasons why the Company may exclude the proposal from its proxy statement may be found in Rule 14a-8.

Under our Bylaws, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders (other than a proposal brought pursuant to SEC Rule 14a-8). These procedures provide that nominations for director and/or an item of business to be introduced at an annual meeting of stockholders must be submitted in writing to the Corporate Secretary of the Company at our principal executive offices by a stockholder of record on both the date of giving notice and the record date for the annual meeting. In general, our Bylaws require that such a notice for nominating a director or introducing an item of business at the 2026 annual meeting of stockholders must be received not earlier than January 14, 2026 and not later than February 13, 2026. However, in the event less than 30 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. To be in proper form, a stockholder’s notice must include the specified information concerning the proposal or nominee. A stockholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about our Bylaws and SEC requirements. We will not consider any proposal or nomination that does not meet the Bylaws and SEC requirements for submitting a proposal or nomination. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required under the Exchange Act. Within two business days after delivering such notice required by Section 2.12 of the Bylaws and Rule 14a-19, the stockholder shall certify to and notify the Corporate Secretary that the stockholder has met and complied with all of the requirements under the Bylaws and of Rule 14a-19.

Notices of intention to nominate a director or present proposals at the 2026 annual meeting of stockholders should be addressed to the Corporate Secretary, FreightCar America, Inc. 125 South Wacker Drive, Suite 1500 Chicago, Illinois 60606. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

COMMUNICATIONS WITH DIRECTORS

Stockholders and third parties may communicate directly with the entire Board, the independent members of the Board as a group, any individual member of the Board, the Chairman or the Lead Independent Director by sending correspondence to the below address:

FreightCar America, Inc.

125 South Wacker Drive, Suite 1500

Chicago, Illinois 60606

Attention: Chairman of the Board or Lead Independent Director

Communications of a confidential nature can be made directly to the Chair of the Audit Committee regarding any matter, including any accounting, internal accounting control or auditing matter, by submitting such concerns to the Audit Committee. Any submissions to the Audit Committee should be marked confidential and addressed to the Chair of the Audit Committee at:

FreightCar America, Inc.

125 South Wacker Drive, Suite 1500

Chicago, Illinois 60606

Attention: Chair of the Audit Committee

Communications are distributed as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board has requested that certain items that are unrelated to the duties and responsibilities of the Board be excluded from communications to the Board, such as product complaints, product inquiries, new product suggestions, résumés and other forms of job inquiries, surveys and business solicitations or advertisements.

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are stockholders will be “householding” our proxy materials. As indicated in the notice previously provided by these brokers to stockholders, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker or us that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise.

Stockholders who currently receive multiple copies of the Proxy Statement at their address and would like to request “householding” of their communications, or who would like to opt out of “householding” and receive an additional copy of any such document, should contact their broker or, if a stockholder is a direct holder of shares of our common stock, they should submit a written request to our transfer agent, Computershare Investor Services, P.O. Box 43078, Providence, Rhode Island 02940.

By Order of the Board of Directors

FreightCar America, Inc.

/s/ Celia R. Perez
CELIA R. PEREZ
VP, General Counsel & Corporate Secretary

01 - Jesús Salvador Gil Benavides (Class II) 02 - Rodger L. Boehm (Class II) 1UPX For Withhold For Withhold FREIGHTCAR AMERICA, INC. 04455B 2. To approve on an advisory basis, the compensation of our Named Executive Officers. 3. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2025. 1. To elect two Class II directors, each for a term of three years: For Against Abstain For Against Abstain Please sign this proxy exactly as your name appears on the proxy. If held in joint tenancy, all joint tenants should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If held by a corporation, please sign in full corporate name by president or other authorized officer. If held by a partnership, limited liability company or other similar entity, please sign in such entity’s name by an authorized person. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 2025 Annual Meeting Proxy Card Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q A Proposals — The Board of Directors recommend a vote “FOR“ all the nominees listed, and “FOR“ Proposals 2 and 3. Online Go to www.investorvote.com/RAIL or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/RAIL Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada You may vote online or by phone instead of mailing this card. Your vote matters – here’s how to vote! B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/RAIL C Non-Voting Items q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Proxy — FreightCar America, Inc. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. Change of Address — Please print new address below. Comments — Please print your comments below. 2025 ANNUAL MEETING OF STOCKHOLDERS MAY 14, 2025 10:00 A.M. Central Time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FREIGHTCAR AMERICA, INC., FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 2025, AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. The undersigned hereby appoints each of Nicholas J. Randall and Celia R. Perez as proxy with full power of substitution to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of FreightCar America, Inc., which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held virtually at 10:00 a.m. Central Time on May 14, 2025, and at any postponement(s) or adjournment(s) thereof and, in such proxies’ discretion, to vote upon such other business as may properly come before the meeting, and at any postponement(s) or adjournment(s) thereof, as set forth in the related Notice of Annual Meeting and Proxy Statement, the receipt of which is hereby acknowledged. The undersigned hereby revokes all prior proxies given by the undersigned to vote at said meeting and any adjournment(s) or postponement(s) thereof. This proxy card is valid only when signed and dated. This Proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. (Continued and to be dated and signed on the reverse side.) The Annual Meeting of Stockholders of FreightCar America, Inc. will be held on May 14, 2025, 10:00 A.M. Central Time, virtually via the internet at meetnow.global/MFJGFLA. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.